SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                  AMENDING THE

                           CURRENT REPORT ON FORM 8-K

                            FILED SEPTEMBER 13, 1996


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported): AUGUST 29, 1996


                                 COACH USA, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                    0-28056                    76-0496471
(State of Incorporation)         (Commission File            (I.R.S. Employer
                                      Number)               Identification No.)

                             ONE RIVERWAY, SUITE 600
                            HOUSTON, TEXAS 77056-1903
                        TELEPHONE NUMBER: (713) 888-0104

            (Address and phone number of principal executive office)

--------------------------------------------------------------------------------

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (A)    FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED

               This Form 8-K/A is being filed to include in the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on September 13, 1996 the financial statements and pro forma financial information required by Item 7.

               The required financial statements of the businesses acquired by the Registrant are included as exhibits to this Form 8-K/A.

        (B)    PRO FORMA FINANCIAL INFORMATION
               The required pro forma financial information of the Registrant is included as an exhibit to this Form 8-K/A.

        (C)    EXHIBITS
                                                                            PAGE
        COACH USA, INC. PRO FORMA
            Introduction to Unaudited Pro Forma Financial Statements.........F-2
            Pro Forma Balance Sheet (unaudited)..............................F-3
            Notes to Pro Forma Balance Sheet (unaudited).....................F-4
            Pro Forma Statement of Income (unaudited)........................F-5
            Notes to Pro Forma Statement of Income (unaudited)...............F-6
        YELLOW CAB SERVICE CORPORATION AND SUBSIDIARIES
            Report of Independent Public Accountants.........................F-7
            Consolidated Balance Sheets......................................F-8
            Consolidated Statements of Income................................F-9
            Consolidated Statements of Stockholders' Equity.................F-10
            Consolidated Statements of Cash Flows...........................F-11
            Notes to Consolidated Financial Statements......................F-12
        GULF COAST TRANSPORTATION, INC. AND SUBSIDIARIES
            Report of Independent Public Accountants........................F-20
            Consolidated Balance Sheets.....................................F-21
            Consolidated Statements of Income...............................F-22
            Consolidated Statements of Stockholders' Equity.................F-23
            Consolidated Statements of Cash Flows...........................F-24
            Notes to Consolidated Financial Statements......................F-25
        K-T CONTRACT SERVICES, INC.
            Independent Auditors' Report....................................F-31
            Balance Sheet...................................................F-32
            Statements of Income............................................F-33
            Statements of Stockholders' Equity..............................F-34
            Statements of Cash Flows........................................F-35
            Notes to Financial Statements...................................F-36
        CALIFORNIA CHARTER, INC.
            Independent Auditors' Report....................................F-42
            Balance Sheet...................................................F-43
            Statements of Income............................................F-44
            Statements of Stockholders' Equity..............................F-45
            Statements of Cash Flows........................................F-46
            Notes to Financial Statements...................................F-47
        TEXAS BUS LINES
            Independent Auditors' Opinion...................................F-52
            Consolidated Balance Sheet......................................F-53
            Consolidated Statements of Income...............................F-54
            Consolidated Statement of Changes in Stockholders' Equity.......F-55
            Consolidated Statement of Cash Flows............................F-56
            Notes to Consolidated Financial Statements......................F-57

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          COACH USA, INC.

Dated:  November 12, 1996                 By: /S/ LAWRENCE K. KING
                                                  Lawrence K. King
                                                  Senior Vice President and
                                                  Chief Financial Officer
                                                  (Principal Accounting Officer)

                                INDEX TO EXHIBITS


                                                                            PAGE
        COACH USA, INC. PRO FORMA
            Introduction to Unaudited Pro Forma Financial Statements.........F-2
            Pro Forma Balance Sheet (unaudited)..............................F-3
            Notes to Pro Forma Balance Sheet (unaudited).....................F-4
            Pro Forma Statement of Income (unaudited)........................F-5
            Notes to Pro Forma Statement of Income (unaudited)...............F-6
        YELLOW CAB SERVICE CORPORATION AND SUBSIDIARIES
            Report of Independent Public Accountants.........................F-7
            Consolidated Balance Sheets......................................F-8
            Consolidated Statements of Income................................F-9
            Consolidated Statements of Stockholders' Equity.................F-10
            Consolidated Statements of Cash Flows...........................F-11
            Notes to Consolidated Financial Statements......................F-12
        GULF COAST TRANSPORTATION, INC. AND SUBSIDIARIES
            Report of Independent Public Accountants........................F-20
            Consolidated Balance Sheets.....................................F-21
            Consolidated Statements of Income...............................F-22
            Consolidated Statements of Stockholders' Equity.................F-23
            Consolidated Statements of Cash Flows...........................F-24
            Notes to Consolidated Financial Statements......................F-25
        K-T CONTRACT SERVICES, INC.
            Independent Auditors' Report....................................F-31
            Balance Sheet...................................................F-32
            Statements of Income............................................F-33
            Statements of Stockholders' Equity..............................F-34
            Statements of Cash Flows........................................F-35
            Notes to Financial Statements...................................F-36
        CALIFORNIA CHARTER, INC.
            Independent Auditors' Report....................................F-42
            Balance Sheet...................................................F-43
            Statements of Income............................................F-44
            Statements of Stockholders' Equity..............................F-45
            Statements of Cash Flows........................................F-46
            Notes to Financial Statements...................................F-47
        TEXAS BUS LINES
            Independent Auditors' Opinion...................................F-52
            Consolidated Balance Sheet......................................F-53
            Consolidated Statements of Income...............................F-54
            Consolidated Statement of Changes in Stockholders' Equity.......F-55
            Consolidated Statement of Cash Flows............................F-56
            Notes to Consolidated Financial Statements......................F-57

                                COACH USA, INC.
            INTRODUCTION TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     In September 1995, Coach USA, Inc. ("Coach USA" or the "Company"), was founded to create a nationwide provider of motorcoach and other ground transportation services. In May 1996, Coach USA acquired, simultaneously with the closing of an initial public offering (the "Initial Public Offering"), six established businesses. Consideration for these businesses consisted of a combination of cash and common stock of Coach USA. These six businesses are referred to herein as the "Founding Companies" and the transaction pursuant to which these six businesses were acquired is referred to herein as the "Merger" or "Mergers." Coach USA acquired six additional businesses on August 29, 1996 ("August Acquisitions"). Of these six additional businesses acquired, American Bus Lines, Inc. and affiliated companies, Gulf Coast Transportation, Inc. and subsidiaries, operating as Gray Line of Houston, and Yellow Cab Service Corporation and subsidiaries were accounted for as poolings of interests and are referred to herein as the "Pooled Companies." The remaining three businesses acquired were accounted for as purchases and are referred to herein as the "Purchased Companies."

     The Founding Companies were not under common control or management through May 1996. The Pooled Companies and Purchased Companies were not under common control or management through August 1996. This pro forma information may not be indicative of actual results if the transactions had occurred on the dates indicated or which may be realized in the future. Neither expected benefits and cost reductions anticipated by the Company nor future corporate costs of Coach USA nor interest expense savings on offering proceeds have been reflected in the pro forma information for 1995, nor for the first five months of 1996.

     The following unaudited pro forma financial statements of Coach USA present the Company (including Pooled Companies) after restatement for the Founding Companies and Purchased Companies and give effect to the following pro forma adjustments: (i) the initial purchase price allocation of the Purchased Companies including the liability for the cash consideration to be paid to the stockholders of the Purchased Companies and the issuance of convertible notes to certain of the Purchased Companies, and the recording of Goodwill; (ii) the issuance of 425,039 shares of Coach USA Common Stock to the Pooled Company stockholders to reflect the conversion of certain debt to equity; (iii) certain reductions in salaries and benefits to the owners of the Founding Companies and the Pooled Companies which were agreed to in connection with the Mergers and the August Acquisitions as well as a non-recurring, non-cash charge recorded by the Company (collectively, the "Compensation Differential"); and (iv) the incremental provision for income taxes for S Corporations and the Compensation Differential, as if the transactions were consummated as of June 30, 1996 for the balance sheet data and as of January 1, 1995 for the income statement data.

     Certain pro forma adjustments are based on preliminary estimates, available information and certain assumptions that management deems appropriate. The pro forma financial data do not purport to represent what the Company's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates or to project the Company's financial position or results of operations for any future period.

                                COACH USA, INC.
                      PRO FORMA BALANCE SHEET (UNAUDITED)
                                 (IN THOUSANDS)

                                                           JUNE 30, 1996
                                        ----------------------------------------------------
                                                     PURCHASED     PRO FORMA
                                        COACH USA    COMPANIES    ADJUSTMENTS      PRO FORMA
                                        ---------    ---------    -----------      ---------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......   $   3,852     $ 1,274                      $   5,126
     Accounts receivable, less
        allowance....................      12,664       3,779                         16,443
     Notes receivable from
        stockholders.................         361       2,383                          2,744
     Notes receivable, current
        portion......................       3,629       --                             3,629
     Inventories.....................       6,148         197                          6,345
     Investments.....................         541         500                          1,041
     Prepaid expenses and other
        current assets...............       7,774       1,892                          9,666
                                        ---------    ---------                     ---------
           Total current assets......      34,969      10,025                         44,994
PROPERTY AND EQUIPMENT, net..........     104,945      51,912                        156,857
INVESTMENT IN UNCONSOLIDATED
  ENTITY.............................      --           3,514         (3,514)(a)      --
GOODWILL.............................      --           --            28,506(a)       28,506
OTHER ASSETS.........................      12,396         230                         12,626
                                        ---------    ---------    -----------      ---------
           Total assets..............   $ 152,310     $65,681      $  24,992       $ 242,983
                                        =========    =========    ===========      =========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
        obligations..................   $   7,654     $ 6,127                      $  13,781
     Accounts payable and accrued
        liabilities..................      32,848       6,116                         38,964
     Amounts due to stockholders.....       1,292       2,122                          3,414
                                        ---------    ---------                     ---------
           Total current
             liabilities.............      41,794      14,365                         56,159
                                        ---------    ---------    -----------      ---------
LONG-TERM OBLIGATIONS, net of current
  maturities.........................      66,632      38,665        (17,521)(b)     102,276
                                                                      14,500(a)
CONVERTIBLE NOTES....................      --           --            22,500(a)       22,500
DEFERRED INCOME TAXES................       8,919         643          2,800(b)       12,362
                                        ---------    ---------    -----------      ---------
           Total liabilities.........     117,345      53,673         22,279         193,297
COMMITMENTS AND CONTINGENCIES........
STOCKHOLDERS' EQUITY:
     Common stock....................         135          52              5(b)          140
                                                                         (52)(a)
     Additional paid-in capital......      40,888       3,968         10,516(b)       51,404
                                                                      (3,968)(a)
     Retained earnings (deficit).....      (6,058)      8,224         (8,224)(a)      (1,858)
                                                                       4,200(b)
     Treasury stock..................      --            (236)           236(a)       --
                                        ---------    ---------    -----------      ---------
           Total stockholders'
             equity..................      34,965      12,008          2,713          49,686
                                        ---------    ---------    -----------      ---------
     Total liabilities and
        stockholders' equity.........   $ 152,310     $65,681      $  24,992       $ 242,983
                                        =========    =========    ===========      =========

    The accompanying notes are an integral part of these pro forma combined financial statements.

                                COACH USA, INC.

                  NOTES TO PRO FORMA BALANCE SHEET (UNAUDITED)

     (a) Records the initial purchase allocation of the Purchased Companies including (i) the liability for the cash consideration to be paid and the convertible notes issued to the stockholders of the Purchased Companies, (ii) goodwill and (iii) elimination of the historical common stock, retained earnings, treasury stock and investment in previously unconsolidated subsidiary of the Purchased Companies.

     (b) Issuance of 425,039 shares to the stockholders of the Pooled Companies issued to convert debt to equity.

                                COACH USA, INC.
                   PRO FORMA STATEMENT OF INCOME (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          YEAR ENDED DECEMBER 31, 1995
                                        ----------------------------------------------------------------
                                                     COMBINED
                                                     FOUNDING     PURCHASED     PRO FORMA         PRO
                                        COACH USA    COMPANIES    COMPANIES    ADJUSTMENTS       FORMA
                                        ---------    ---------    ---------    -----------      --------
REVENUES.............................    $47,930     $113,489      $36,102       $  (250)(a)    $197,271
OPERATING EXPENSES...................     32,594       89,325       22,885                       144,804
                                        ---------    ---------    ---------    -----------      --------
    Gross profit.....................     15,336       24,164       13,217          (250)         52,467
GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      8,736       14,213        5,119        (6,797)(b)      21,271
AMORTIZATION OF GOODWILL.............                                                712(c)          712
                                        ---------    ---------    ---------    -----------      --------
    Operating income.................      6,600        9,951        8,098         5,835          30,484
OTHER (INCOME) EXPENSE:
    Interest Expense.................      4,026        2,878        3,690        (1,298)(d)      11,472
                                                                                   2,176(e)
    Earnings from investment in
      unconsolidated subsidiary......      --           --            (762)          762(f)        --
                                        ---------    ---------    ---------    -----------      --------
INCOME BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEM.................      2,574        7,073        5,170         4,195          19,012
PROVISION FOR INCOME TAXES...........      1,040          929        1,011         5,216(g)        8,196
                                        ---------    ---------    ---------    -----------      --------
INCOME BEFORE EXTRAORDINARY ITEM.....    $ 1,534     $  6,144      $ 4,159       $(1,021)       $ 10,816
                                        =========    =========    =========    ===========      ========
PRO FORMA INCOME PER COMMON SHARE
  BEFORE EXTRAORDINARY ITEM..........                                                           $    .93
                                                                                                ========
WEIGHTED AVERAGE SHARES
  OUTSTANDING (h)....................                                                             11,643
                                                                                                ========

                                                         SIX MONTHS ENDED JUNE 30, 1996
                                        ----------------------------------------------------------------
                                                     COMBINED
                                                     FOUNDING     PURCHASED     PRO FORMA         PRO
                                        COACH USA    COMPANIES    COMPANIES    ADJUSTMENTS       FORMA
                                        ---------    ---------    ---------    -----------      --------
REVENUES.............................    $41,869     $ 44,938      $18,825       $              $105,632
OPERATING EXPENSES...................     29,821       36,925       11,298                        78,044
                                        ---------    ---------    ---------    -----------      --------
    Gross profit.....................     12,048        8,013        7,527        --              27,588
GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      5,973        7,776        3,753        (4,462)(b)      13,040
AMORTIZATION OF GOODWILL.............                                                357(c)          357
                                        ---------    ---------    ---------    -----------      --------
    Operating income.................      6,075          237        3,774         4,105          14,191
OTHER (INCOME) EXPENSE:
    Interest Expense.................      2,647        1,220        1,892          (675)(d)       6,172
                                                                                   1,088(e)
    Earnings from investment in
      unconsolidated subsidiary......      --           --            (315)          315(f)        --
                                        ---------    ---------    ---------    -----------      --------
INCOME BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEM.................      3,428         (983 )      2,197         3,377           8,019
PROVISION FOR INCOME TAXES...........      1,280           42          657         1,553(g)        3,532
                                        ---------    ---------    ---------    -----------      --------
INCOME BEFORE EXTRAORDINARY ITEM.....    $ 2,148     $ (1,025 )    $ 1,540       $ 1,824        $  4,487
                                        =========    =========    =========    ===========      ========
PRO FORMA INCOME PER COMMON SHARE
  BEFORE EXTRAORDINARY ITEM..........                                                           $    .37
                                                                                                ========
WEIGHTED AVERAGE SHARES OUTSTANDING
  (h)................................                                                             12,177
                                                                                                ========

    The accompanying notes are an integral part of these pro forma combined financial statements.

                                COACH USA, INC.
               NOTES TO PRO FORMA STATEMENT OF INCOME (UNAUDITED)

(a) Eliminates management fees charged to related companies.

(b) Adjusts compensation to the level the owners of the Founding, Pooled and Purchased Companies have agreed to receive subsequent to their respective Acquisition.

(c) Records the amortization of goodwill using a 40-year life.

(d) Records reduction of interest expense related to debt converted to equity subsequent to the August Acquisitions.

(e) Records interest expense on debt incurred to fund the cash purchase price and convertible debt issued in conjunction with the August Acquisitions.

(f) Eliminates earnings in previously unconsolidated subsidiary.

(g) Records the incremental provision for Federal and state income taxes relating to the Compensation Differential, income taxes on S Corporation income, utilization of loss carryforwards at the time the loss was incurred on a combined basis, and income taxes on the income from personal assets of a stockholder.

(h) The 1995 share data include: (i) 2,165,724 shares issued by Coach USA prior to the Initial Public Offering; (ii) 5,099,687 shares issued to the stockholders of the Founding Companies in connection with the Mergers; (iii) 1,700,714 of the 4,140,000 shares sold in the Initial Public Offering to pay the cash portion of the consideration for the Founding Companies; (iv) 118,142 of the 4,140,000 shares sold in the Initial Public offering to pay excess S Corporation distributions; (v) 2,133,541 shares issued in connection with the acquisition of the Pooled Companies; and (vi) 425,039 shares issued in connection with the conversion of indebtedness to equity at one of the Pooled Companies. The 1996 share data include those amounts included in the 1995 share data plus (i) the remaining 2,321,144 of the 4,140,000 shares sold in the Initial Public Offering weighted for the month of June 1996 and (ii) 150,879 shares attributable to dilution for outstanding options to purchase Common Stock, using the treasury stock method.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Yellow Cab Service Corporation:

     We have audited the accompanying consolidated balance sheets of Yellow Cab Service Corporation (a Delaware corporation) and subsidiaries as of October 29, 1994, and October 28, 1995, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Yellow Cab Service Corporation and subsidiaries as of October 29, 1994, and October 28, 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Houston, Texas
September 13, 1996

                YELLOW CAB SERVICE CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                        OCTOBER 29    OCTOBER 28      JUNE 29
                                           1994          1995           1996
                                        -----------   -----------   ------------
                                                                    (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......     $   763       $ 1,570       $  1,045
     Accounts receivable, less
        allowance of $592, $645 and
        $836.........................       2,886         3,227          3,907
     Notes receivable from
        stockholder..................         302           303            303
     Notes receivable, current
        portion......................       2,679         2,606          3,629
     Inventories.....................       1,929         2,961          3,472
     Prepaid expenses and other
        current assets...............       1,382         1,702          2,149
                                        -----------   -----------   ------------
           Total current assets......       9,941        12,369         14,505
PROPERTY AND EQUIPMENT, net..........       4,501         4,379          4,913
NOTES RECEIVABLE, less allowance of
$500.................................       1,181         1,978          2,452
OTHER ASSETS.........................       8,990         9,804          9,411
                                        -----------   -----------   ------------
           Total assets..............     $24,613       $28,530       $ 31,281
                                        ===========   ===========   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
        obligations..................     $ 2,617       $ 2,807       $  2,793
     Accounts payable and accrued
        liabilities..................       7,584         7,622          7,750
                                        -----------   -----------   ------------
           Total current
           liabilities...............      10,201        10,429         10,543
LONG-TERM OBLIGATIONS, due to
  stockholders.......................      15,649        16,467         17,085
LONG-TERM OBLIGATIONS, net of current
  maturities.........................       4,440         6,440          7,528
                                        -----------   -----------   ------------
           Total liabilities.........      30,290        33,336         35,156
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock, $0.01 par value;
        20,000,000 shares authorized,
        18,918,293 shares issued and
        outstanding..................         189           189            189
     Additional paid-in capital......       2,238         2,238          2,238
     Retained deficit................      (8,104)       (7,208)        (6,277)
     Treasury stock, at cost.........      --               (25)           (25)
                                        -----------   -----------   ------------
           Total stockholders'
           equity....................      (5,677)       (4,806)        (3,875)
                                        -----------   -----------   ------------
           Total liabilities and
           stockholders' equity......     $24,613       $28,530       $ 31,281
                                        ===========   ===========   ============

  The accompanying notes are an integral part of these consolidated financial statements.

                YELLOW CAB SERVICE CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                             (AMOUNTS IN THOUSANDS)

                                                                        EIGHT MONTHS
                                               YEAR ENDED                  ENDED
                                        ------------------------   ----------------------
                                        OCTOBER 29    OCTOBER 28     JULY 1     JUNE 29
                                           1994          1995         1995        1996
                                        ----------    ----------   ----------  ----------
                                                                        (UNAUDITED)
REVENUES.............................    $ 23,842      $ 26,780    $   16,958  $   21,902
OPERATING EXPENSES...................      17,271        18,668        11,917      15,460
                                        ----------    ----------   ----------  ----------
           Gross profit..............       6,571         8,112         5,041       6,442
GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       4,331         4,298         3,052       3,328
                                        ----------    ----------   ----------  ----------
           Operating income..........       2,240         3,814         1,989       3,114
INTEREST EXPENSE.....................       2,186         2,317         1,333       1,646
                                        ----------    ----------   ----------  ----------
INCOME BEFORE INCOME TAXES...........          54         1,497           656       1,468
PROVISION FOR INCOME TAXES...........          50           601           251         537
                                        ----------    ----------   ----------  ----------
NET INCOME...........................    $      4      $    896    $      405  $      931
                                        ==========    ==========   ==========  ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                YELLOW CAB SERVICE CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                            COMMON STOCK          ADDITIONAL     TREASURY STOCK                       TOTAL
                                       -----------------------     PAID-IN     -------------------    RETAINED    STOCKHOLDERS'
                                           SHARES       AMOUNT     CAPITAL       SHARES     AMOUNT    DEFICIT        EQUITY
                                       --------------   ------    ----------   ----------   ------    --------    -------------
BALANCE AT
  OCTOBER 30, 1993...................      18,918,293   $ 189       $2,238         --       $--       $ (8,108)      $(5,681)
  Net income.........................        --          --          --            --        --              4             4
                                       --------------   ------    ----------   ----------   ------    --------    -------------
BALANCE AT
  OCTOBER 29, 1994...................      18,918,293     189        2,238         --        --         (8,104)       (5,677)
  Purchase of treasury stock.........        --          --          --           (25,000)    (25 )      --              (25)
  Net income.........................        --          --          --            --        --            896           896
                                       --------------   ------    ----------   ----------   ------    --------    -------------
BALANCE AT
  OCTOBER 28, 1995...................      18,918,293     189        2,238        (25,000)    (25 )     (7,208)       (4,806)
  Net income (unaudited).............        --          --          --            --        --            931           931
                                       --------------   ------    ----------   ----------   ------    --------    -------------
BALANCE AT
  JUNE 29, 1996 (unaudited)..........      18,918,293   $ 189       $2,238        (25,000)  $ (25 )   $ (6,277)      $(3,875)
                                       ==============   ======    ==========   ==========   ======    ========    =============

  The accompanying notes are an integral part of these consolidated financial statements.

                YELLOW CAB SERVICE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                             YEAR ENDED            EIGHT MONTHS ENDED
                                       -----------------------   ----------------------
                                       OCTOBER 29   OCTOBER 28     JULY 1     JUNE 29
                                          1994         1995         1995        1996
                                       ----------   ----------   ----------  ----------
                                                                      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................   $      4     $    896    $      405  $      931
  Adjustments to reconcile net income
     to net cash provided by (used
     in) operating activities --
        Depreciation and
           amortization..............      2,465        2,496         1,603       1,954
        Deferred tax provision.......         50          572           381         148
        Changes in operating assets
           and liabilities --
             Accounts receivable,
                net..................        556         (341)          200        (680)
             Inventories.............     (1,189)      (2,489)       (1,960)     (1,415)
             Prepaid expenses and
                other current
                assets...............        (24)         (86)          171        (380)
             Notes receivable, net...      1,256         (724)           80      (1,497)
             Accounts payable and
                accrued liabilities..        636          856            49       1,120
             Other assets............        143       (1,821)         (174)       (218)
                                       ----------   ----------   ----------  ----------
     Net cash provided by (used in)
        operating activities.........      3,897         (641)          755         (37)
                                       ----------   ----------   ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and
     equipment.......................       (339)        (717)         (478)     (1,188)
                                       ----------   ----------   ----------  ----------
     Net cash used in investing
        activities...................       (339)        (717)         (478)     (1,188)
                                       ----------   ----------   ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on long-term
     obligations.....................     (5,262)      (4,157)       (3,297)     (4,654)
  Proceeds from issuance of long-term
     obligations.....................      2,209        6,347         3,034       5,354
  Purchase of treasury stock.........     --              (25)          (25)     --
                                       ----------   ----------   ----------  ----------
     Net cash provided by (used in)
        financing activities.........     (3,053)       2,165          (288)        700
                                       ----------   ----------   ----------  ----------
NET INCREASE (DECREASE) IN CASH......        505          807           (11)       (525)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................        258          763           763       1,570
                                       ----------   ----------   ----------  ----------
CASH AND CASH EQUIVALENTS, end of
  period.............................   $    763     $  1,570    $      752  $    1,045
                                       ==========   ==========   ==========  ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for interest..........   $    639     $  1,002    $      639  $      772
     Cash paid for income taxes......     --               28            14          61

  The accompanying notes are an integral part of these consolidated financial statements.

                YELLOW CAB SERVICE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Yellow Cab Service Corporation and subsidiaries (the Company) provides support services, car sales and related financing to independent contractors who operate taxicabs and towne cars in the Houston and Austin, Texas, and Colorado Springs, Colorado, metropolitan areas. The Company also provides local commuter bus service in the Austin, Texas, metropolitan area.

     The Company merged with Coach USA, Inc. (Coach USA) (the Merger) in August 1996. All outstanding shares of the Company's common stockholders and certain obligations due to stockholders were exchanged for shares of Coach USA's common stock.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts and results of operations of Yellow Cab Service Corporation, all its subsidiaries and certain land and buildings owned by a stockholder and utilized in the operations of the business. All significant intercompany transactions and balances have been eliminated in consolidation. The Company's fiscal year ends on the last Saturday in October of each calendar year.

  INTERIM FINANCIAL INFORMATION

     The interim consolidated financial statements are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the consolidated interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.

  INVENTORIES

     Inventories primarily consist of taxicabs held for sale and taxicab replacement parts. Taxicabs held for sale are depreciated over their estimated useful lives of 4.5 years. Depreciation and amortization in the accompanying consolidated statements of cash flows includes $1,053,000 and $1,457,000 of depreciation related to taxicabs held for sale in 1994 and 1995, respectively. Replacement parts are accounted for on the first-in, first-out basis and are reported at the lower of cost or market.

  NOTES RECEIVABLE

     Notes receivable result from the sale of taxicabs to independent contractors. The notes bear interest ranging from 15 percent to 17.75 percent and are due in weekly installments over periods ranging up to 42 months. Notes receivable and the taxicabs sold under these contracts are assigned as collateral for related notes payable.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Expenditures for maintenance and repairs, including replacement of engines and certain other significant costs, are expensed as costs are incurred.

                YELLOW CAB SERVICE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Depreciation on transportation equipment and other assets for financial reporting purposes is computed on the straight-line basis over the estimated useful lives of the assets, net of their estimated residual values.

  OTHER ASSETS

     Taxicab permits and related costs are carried at cost, less accumulated amortization. The permit costs are amortized using the straight-line method over a period of not more than 40 years. Annual renewal fees are charged to operations as incurred.

  CONCENTRATION OF CREDIT RISKS

     The Company's credit risks primarily consist of accounts receivable and notes receivable from various independent contractors. Management performs ongoing credit evaluations of its customers and provides allowances as deemed necessary.

  REVENUE RECOGNITION

     The Company recognizes revenue from taxicab support services and sales to independent taxicab operators when such services and sales are performed. The Company recognizes financing income on notes receivable using the effective interest method over the term of the note. Costs associated with the revenues are incurred and recorded as services and sales are performed. The Company's revenues consist of the following:

                                                YEAR ENDED
                                        --------------------------
                                        OCTOBER 29     OCTOBER 28
                                           1994           1995
                                        -----------    -----------
                                              (IN THOUSANDS)
Services.............................     $18,450        $20,176
Sales................................       4,483          5,734
Financing income.....................         909            870
                                        -----------    -----------
                                          $23,842        $26,780
                                        ===========    ===========

  INCOME TAXES

     The Company files a consolidated return for federal income tax purposes. Income taxes are provided under the liability method considering the tax effects of transactions reported in the financial statements which are different from the tax return. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the underlying assets or liabilities are recovered or settled.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                YELLOW CAB SERVICE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3.  ACCOUNTS RECEIVABLE:

     The Company's accounts receivable consist of the following:

                                        OCTOBER 29     OCTOBER 28
                                           1994           1995
                                        -----------    -----------
                                              (IN THOUSANDS)
Accounts receivable, independent
contractors..........................     $ 2,343        $ 2,439
Accounts receivable, trade...........       1,135          1,433
Less -- Allowance for doubtful
accounts.............................        (592)          (645)
                                        -----------    -----------
                                          $ 2,886        $ 3,227
                                        ===========    ===========

     Accounts receivable from independent contractors relate primarily to support services provided to independent taxicab operators. Accounts receivable from trade represent amounts due under the Company's long-term service contract with a governmental entity and vouchers collected by independent taxicab operators from governmental entities and corporations which are remitted to the Company in payment of support services and notes receivable.

4.  PREPAID EXPENSES AND OTHER CURRENT ASSETS:

     Prepaid expenses and other current assets consist of the following:

                                        OCTOBER 29     OCTOBER 28
                                           1994           1995
                                        -----------    -----------
                                              (IN THOUSANDS)
Prepaid insurance....................     $   447        $   536
Deferred income tax asset, current...         498            732
Other................................         437            434
                                        -----------    -----------
                                          $ 1,382        $ 1,702
                                        ===========    ===========

  NOTES RECEIVABLE FROM STOCKHOLDER

     The Company had notes receivable from the majority stockholder of $302,000 and $303,000 at October 29, 1994, and October 28, 1995, respectively. These notes receivable were unsecured, noninterest-bearing and payable on demand and were offset against accrued interest payable to the stockholder in connection with the merger with Coach USA in August 1996.

5.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                      ESTIMATED      OCTOBER 29     OCTOBER 28
                                    USEFUL LIVES        1994           1995
                                    -------------    -----------    -----------
                                       (YEARS)             (IN THOUSANDS)
Transportation equipment...........        4-7        $   5,461      $   5,734
Building and leasehold
improvements.......................     5-31.5            3,758          3,837
Computer equipment and other
property...........................        5-7            7,229          7,518
                                                     -----------    -----------
                                                         16,448         17,089
Less -- Accumulated depreciation...                     (11,947)       (12,710)
                                                     -----------    -----------
           Total property and
           equipment...............                   $   4,501      $   4,379
                                                     ===========    ===========

     Included in property and equipment at October 29, 1994, and October 28, 1995, are $3,423,000 of assets held under capital leases.

                YELLOW CAB SERVICE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6.  OTHER ASSETS:

     Other assets consist of the following:

                                        OCTOBER 29      OCTOBER 28
                                           1994            1995
                                        ----------      ----------
                                              (IN THOUSANDS)
     Taxicab permit costs, net of
       accumulated amortization of
       $2,034,000 and $2,194,000.....     $3,242          $4,263
     Noncurrent deferred income tax
       asset.........................      5,553           4,747
     Other, net of accumulated
       amortization of $631,000 and
       $672,000......................        195             794
                                        ----------      ----------
                                          $8,990          $9,804
                                        ==========      ==========

7.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

     Accounts payable and accrued liabilities consist of the following:

                                        OCTOBER 29      OCTOBER 28
                                           1994            1995
                                        ----------      ----------
                                              (IN THOUSANDS)
     Accrued interest to majority
       stockholder, current
       portion.......................     $  600          $  600
     Trade accounts payable..........        838             906
     Accrued compensation and
       benefits......................        364             374
     Accrued insurance claims
       payable.......................      4,339           4,174
     Driver deposits.................        453             529
     Other...........................        990           1,039
                                        ----------      ----------
                                          $7,584          $7,622
                                        ==========      ==========

8.  LONG-TERM OBLIGATIONS:

     Long-term obligations consist of the following:

                                        OCTOBER 29     OCTOBER 28
                                           1994           1995
                                        -----------    -----------
                                              (IN THOUSANDS)
Revolving credit agreement (credit
  line increased to $5,700,000 in
  November 1995 from $3,500,000 which
  existed at October 28, 1995),
  interest at the bank's prime rate
  (8.75% at October 28, 1995) plus
  1%, secured by receivables, taxicab
  equipment and other assets and
  guaranteed by the majority
  stockholder. The amount outstanding
  is limited to a borrowing base
  based upon a percentage of trade
  receivables and book value of
  vehicles purchased.................     $ 1,242        $ 2,972
Notes payable to a bank, interest at
  prime plus .75%, but not less than
  8%, due in monthly principal
  installments of $13,050, secured by
  land and building..................       1,865          1,708
Note payable to a bank, interest at
  prime plus 1.5%, due in monthly
  principal installments of $23,333,
  secured by assignment of taxicab
  permits and equipment and
  guaranteed by the majority
  stockholder........................        --            1,353

                YELLOW CAB SERVICE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                                        OCTOBER 29     OCTOBER 28
                                           1994           1995
                                        -----------    -----------
                                              (IN THOUSANDS)
Note payable to a corporation,
  interest at 10%, due in variable
  monthly installments, secured by
  taxicabs...........................      --                491
Various notes, bearing interest at
  rates ranging from 7.25% to 10.75%,
  due in variable monthly
  installments, secured by taxicabs
  and vans...........................       1,403             96
Obligations under capital leases,
  interest at rates ranging from 10%
  to 15.4%, due in variable monthly
  installments, secured by taxicabs
  and computer equipment.............       2,306          1,817
Other................................         241            810
                                        -----------    -----------
                                            7,057          9,247
Less current maturities..............      (2,617)        (2,807)
                                        -----------    -----------
                                          $ 4,440        $ 6,440
                                        ===========    ===========

Long term obligations due to
stockholder consist of the following:

Note payable to majority stockholder,
  interest at rates ranging from
  11.75% to 12.25%, due 2002,
  interest payments due monthly not
  to exceed $600,000 per year,
  subordinate to revolving credit
  agreement and notes payable to a
  bank, includes excess accrued
  interest of $1,330,000 and
  $1,919,000 at October 29, 1994, and
  October 28, 1995, respectively,
  secured by substantially all of the
  assets of the Company..............       8,612          9,201
Various subordinated notes to
  stockholders, each bearing interest
  at 3% per annum through June 30,
  1999, 6% per annum through June 30,
  2002, and 9% per annum thereafter,
  due 2005, includes accrued interest
  of $294,000 and $523,000 at October
  29, 1994, and October 28, 1995,
  respectively, secured by
  substantially all of the assets of
  the Company........................       7,637          7,866
                                        -----------    -----------
                                           16,249         17,067
Less -- Accrued interest to majority
stockholder, current portion.........        (600)          (600)
                                        -----------    -----------
                                          $15,649        $16,467
                                        ===========    ===========

                YELLOW CAB SERVICE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Future principal payments of long-term obligations excluding excess accrued interest of $2,442,000 and minimum lease payments under capital lease obligations as of October 28, 1995 are as follows:

                                         LONG-TERM     CAPITAL LEASE
                                        OBLIGATIONS     OBLIGATIONS
                                        -----------    -------------
                                               (IN THOUSANDS)
1996.................................     $ 2,079         $   812
1997.................................       1,743             812
1998.................................       1,571             609
1999.................................       1,586          --
2000.................................         246          --
Thereafter...........................      14,780          --
                                        -----------    -------------
                                          $22,005           2,233
                                        ===========
Less -- Amounts representing
interest.............................                        (416)
                                                       -------------
                                                          $ 1,817
                                                       =============

     Management estimates that the fair value of its debt obligations approximates $23,580,000 compared to the recorded value of $24,497,000 at October 28, 1995. The estimated fair market value was computed by management based upon an estimated discount rate.

     In connection with the Merger with Coach USA in August 1996, obligations due to stockholders were retired by Coach in exchange for shares of Coach USA common stock. The transactions resulted in an extraordinary gain on early extinguishment of debt of approximately $7.0 million, representing the excess of the recorded value of the obligations exchanged over the market value of the Coach USA common stock.

9.  INCOME TAXES:

     The Company has implemented Statement of Financial Accounting Standards
(SFAS) No. 109, "Accounting for Income Taxes," which provides for a liability approach to accounting for income taxes.

     The provision (benefit) for taxes on income consists of the following:

                                        OCTOBER 29     OCTOBER 28
                                           1994           1995
                                        -----------    -----------
                                              (IN THOUSANDS)
Current --
     Federal.........................     $--             $ (74)
     State...........................      --               103
                                        -----------    -----------
                                           --                29
                                        -----------    -----------
Deferred --
     Federal.........................         82            604
     State...........................        (32)           (32)
                                        -----------    -----------
                                              50            572
                                        -----------    -----------
                                           $  50          $ 601
                                        ===========    ===========

     Deferred taxes result from the effect of transactions which are recognized in different periods for financial and tax reporting purposes and relate primarily to future deductions for

                YELLOW CAB SERVICE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) prior net operating losses and accrued insurance claims payable. Deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates to differences between the financial reporting and the tax bases of existing assets and liabilities.

     The components of deferred income tax liabilities and assets are as follows:

                                        OCTOBER 29    OCTOBER 28
                                           1994          1995
                                        ----------    ----------
                                             (IN THOUSANDS)
Deferred income tax liabilities --
     Property and equipment..........     $   30        $  (22)
     Other...........................       (281)         (285)
                                        ----------    ----------
           Total deferred income tax
             liabilities.............       (251)         (307)
                                        ==========    ==========
Deferred income tax assets --
     Accrued expenses................      2,405         2,872
     Net operating losses............      1,644           791
     Other assets....................      2,133         2,074
     Other...........................        120            49
                                        ----------    ----------
           Gross deferred income tax
             assets..................      6,302         5,786
                                        ----------    ----------
           Net deferred income tax
             assets..................     $6,051        $5,479
                                        ==========    ==========

     The differences in income taxes provided and the amounts determined by applying the federal statutory tax rate to income before income taxes result from the following:

                                        OCTOBER 29    OCTOBER 28
                                           1994          1995
                                        ----------    ----------
                                             (IN THOUSANDS)
Tax at statutory rate................     $   19        $  524
  Add (deduct --
     State income taxes..............          4            46
     Nondeductible expenses..........         65            69
     Effect of nontaxable income from
        personal assets (land and
        buildings) of stockholder....        (38)          (38)
                                        ----------    ----------
                                          $   50        $  601
                                        ==========    ==========

     For purposes of the consolidated federal tax return, the Company has net operating loss carryforwards available to offset taxable income of the Company in the future. The net operating loss carryforwards will begin expiring in 2006. The Company also has alternative minimum tax credit carryforwards totaling $35,000 which have an indefinite life. In connection with the Merger, the Company will experience an ownership change resulting in various limitations on the Company's ability to utilize net operating loss and alternative minimum tax credit carryforwards. However, the Company expects full utilization of the net operating loss carryforwards prior to their expiration.

10.  COMMITMENTS AND CONTINGENCIES:

  SERVICE CONTRACTS

     The Company has entered into a long-term service contract with a governmental entity to provide commuter service throughout the Austin, Texas, metropolitan area. The contract expires January 8, 1998. Under the terms of the contract, the Company recognized revenues of

                YELLOW CAB SERVICE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) $2,742,000 and $2,755,000 for the years ended October 29, 1994 and October 28, 1995, respectively, which are included in service revenues.

  LETTERS OF CREDIT

     The Company is contingently liable for letters of credit totaling $45,000 issued in connection with the Company's insurance policies. These letters of credit require commitment fees of 1 percent paid on an annual basis.

  LEASES

     The Company leases certain facilities and equipment under noncancelable leases. Rental expenses for the years ended October 29, 1994, and October 28, 1995, were $694,000 and $703,000, respectively. The following represents future minimum rental payments under noncancelable operating leases (in thousands):

Fiscal year --
     1996............................  $     794
     1997............................        794
     1998............................        397
     1999............................        155
     2000............................        110
     Thereafter......................        300
                                       ---------
                                       $   2,550
                                       =========

  CLAIMS AND LAWSUITS

     The Company is subject to certain claims and lawsuits arising in the normal course of business, most of which involve claims for personal injury and property damage incurred in connection with its operations. The Company maintains various insurance coverages in order to minimize financial risk associated with the claims. The Company has provided for certain of these actions in the accompanying consolidated financial statements. In the opinion of management, uninsured losses, if any, resulting from the ultimate resolution of these matters will not be material to the Company's financial position or results of operations.

  ESTIMATED INSURANCE CLAIMS PAYABLE

     The Company had a commercial liability insurance policy that provided coverage by the insurance company, subject to a $250,000 deductible. As such, any claim within the first $250,000 per incident would be the financial obligation of the Company. In connection with the Merger, the Company's commercial liability insurance was covered under a policy maintained by Coach USA, subject to a $250,000 deductible.

     The accrued insurance claims payable represents management's estimate of the Company's potential claims costs in satisfying the deductible provisions of the insurance policy for claims occurring through October 28, 1995. The accrual is based on known facts and historical trends, and management believes such accrual to be adequate.

  EMPLOYEE BENEFIT PLAN

     The Company maintains a 401(k) plan which allows eligible employees to defer a portion of their income through contributions to the plan. The Company may contribute at its discretion. The Company made no contribution to the plan during the year ended October 29, 1994. The Company contributed $21,000 to the plan during the year ended October 28, 1995.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Gulf Coast Transportation, Inc.:

     We have audited the accompanying consolidated balance sheets of Gulf Coast Transportation, Inc. (a Texas corporation), and subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of income, stockholder's equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Gulf Coast Transportation, Inc., and subsidiaries as of December 31, 1994 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Houston, Texas
September 6, 1996

                GULF COAST TRANSPORTATION, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                            DECEMBER 31
                                       ----------------------    JUNE 30,
                                          1994        1995         1996
                                       ----------  ----------   -----------
                                                                (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash............................  $      171  $      191     $   265
     Accounts receivable, less
        allowance of $10,
        $50 and $50..................         210         770       1,384
     Inventories.....................          78         150         343
     Prepaid expenses and other
        current assets...............         257         585       1,153
                                       ----------  ----------   -----------
           Total current assets......         716       1,696       3,145
PROPERTY AND EQUIPMENT, net..........      12,602      24,092      30,131
OTHER ASSETS.........................          36          34          79
                                       ----------  ----------   -----------
           Total assets..............  $   13,354  $   25,822     $33,355
                                       ==========  ==========   ===========
LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
        obligations..................  $    1,511  $    2,817     $ 3,319
     Accounts payable and accrued
        liabilities..................       1,618       2,402       2,411
                                       ----------  ----------   -----------
           Total current
             liabilities.............       3,129       5,219       5,730
LONG-TERM OBLIGATIONS, net of current
  maturities.........................       9,984      18,977      24,781
DEFERRED INCOME TAXES................         458       1,134       1,943
                                       ----------  ----------   -----------
           Total liabilities.........      13,571      25,330      32,454
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY:
     Common stock, $1 par, 1,000
        shares authorized,
        1,000 shares issued..........           1           1           1
     Additional paid-in capital......         478         478         543
     Retained earnings (deficit).....        (696)         13         357
                                       ----------  ----------   -----------
           Total stockholder's
             equity..................        (217)        492         901
                                       ----------  ----------   -----------
           Total liabilities and
             stockholder's equity....  $   13,354  $   25,822     $33,355
                                       ==========  ==========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

               GULF COAST TRANSPORTATION, INC., AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                             (AMOUNTS IN THOUSANDS)

                                                                SIX MONTHS
                                         YEAR ENDED               ENDED
                                         DECEMBER 31             JUNE 30
                                    ---------------------  --------------------
                                      1994        1995       1995       1996
                                    ---------  ----------  ---------  ---------
                                                               (UNAUDITED)
REVENUES..........................  $   6,971  $   13,597  $   5,581  $   9,164
OPERATING EXPENSES................      5,351       8,972      3,688      6,216
                                    ---------  ----------  ---------  ---------
     Gross profit.................      1,620       4,625      1,893      2,948
GENERAL AND ADMINISTRATIVE
  EXPENSES........................        826       1,961        848      1,843
                                    ---------  ----------  ---------  ---------
     Operating income.............        794       2,664      1,045      1,890
OTHER (INCOME) EXPENSE:
     Interest expense.............        933       1,527        632      1,264
     Other, net...................       (185)        (10)       (39)        63
                                    ---------  ----------  ---------  ---------
INCOME BEFORE INCOME TAXES........         46       1,147        452        563
PROVISION FOR INCOME TAXES........         75         438        171        219
                                    ---------  ----------  ---------  ---------
NET INCOME (LOSS).................  $     (29) $      709  $     281  $     344
                                    =========  ==========  =========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

               GULF COAST TRANSPORTATION, INC., AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                          COMMON STOCK       ADDITIONAL    RETAINED         TOTAL
                                        -----------------     PAID-IN      EARNINGS     STOCKHOLDER'S
                                        SHARES     AMOUNT     CAPITAL      (DEFICIT)       EQUITY
                                        -------    ------    ----------    ---------    -------------
BALANCE AT DECEMBER 31, 1993.........    1,000      $  1       $  478       $  (667)       $  (188)
     Net (loss)......................     --        --          --              (29)           (29)
                                        -------    ------    ----------    ---------    -------------
BALANCE AT DECEMBER 31, 1994.........    1,000         1          478          (696)          (217)
     Net income......................     --        --          --              709            709
                                        -------    ------    ----------    ---------    -------------
BALANCE AT DECEMBER 31, 1995.........    1,000         1          478            13            492
     Net income (unaudited)..........     --        --          --              344            344
     Contributions (unaudited).......     --        --             65         --                65
                                        -------    ------    ----------    ---------    -------------
BALANCE AT JUNE 30, 1996
(Unaudited)..........................    1,000      $  1       $  543       $   357        $   901
                                        =======    ======    ==========    =========    =============

  The accompanying notes are an integral part of these consolidated financial statements.

               GULF COAST TRANSPORTATION, INC., AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                                                      SIX MONTHS
                                             YEAR ENDED                 ENDED
                                             DECEMBER 31               JUNE 30
                                       -----------------------  ----------------------
                                          1994        1995         1995        1996
                                       ----------  -----------  ----------  ----------
                                                                     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................  $      (29) $       709  $      281  $      344
  Adjustments to reconcile net income
     (loss) to net cash provided by
     operating activities --
        Depreciation.................         805        1,130         476         969
        (Gain) loss on sale of
           assets....................          57          (40)        (30)        (71)
        Deferred tax provision.......          88          438         171         605
        Changes in operating assets
           and liabilities --
             Accounts receivable,
             net.....................        (151)        (560)       (857)       (614)
             Inventories.............         (10)         (72)     --            (193)
             Prepaid expenses and
                other current
                assets...............           5          (90)         21        (363)
             Accounts payable and
             accrued liabilities.....         268          784         672           9
             Other...................          41            2         (20)        (45)
                                       ----------  -----------  ----------  ----------
                Net cash provided by
                   operating
                   activities........       1,074        2,301         714         641
                                       ----------  -----------  ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and
     equipment.......................      (6,834)     (10,527)     (3,975)     (5,292)
  Proceeds from sales of property and
     equipment.......................         889          351         351       1,336
                                       ----------  -----------  ----------  ----------
                Net cash used in
                   investing
                   activities........      (5,945)     (10,176)     (3,624)     (3,956)
                                       ----------  -----------  ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on long-term
     obligations.....................      (1,893)      (2,492)     (1,283)     (1,995)
  Proceeds from issuance of long-term
     obligations.....................       6,850       10,387       4,064       5,384
                                       ----------  -----------  ----------  ----------
                Net cash provided by
                   financing
                   activities........       4,957        7,895       2,781       3,389
                                       ----------  -----------  ----------  ----------
NET INCREASE (DECREASE) IN CASH......          86           20        (129)         74
CASH, beginning of period............          85          171         171         191
                                       ----------  -----------  ----------  ----------
CASH, end of period..................  $      171  $       191  $       42  $      265
                                       ==========  ===========  ==========  ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for interest.............  $      896  $     1,467  $      596  $    1,246
  Assets acquired under capital
     leases..........................       1,931        2,404         982       2,981

  The accompanying notes are an integral part of these consolidated financial statements.

                GULF COAST TRANSPORTATION, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Gulf Coast Transportation, Inc., and subsidiaries (the Company) provides motorcoach charter and tour services with primary departure points located in Southeast Texas.

     The Company merged with a subsidiary of Coach USA, Inc. (the Merger) in August 1996. All outstanding shares of the Company's common stock were exchanged for cash and shares of Coach USA's common stock.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts and results of operations of Gulf Coast Transportation, Inc., all its subsidiaries, and certain transportation equipment, land and building owned by a stockholder and utilized in the operations of the business. All significant intercompany transactions and balances have been eliminated in consolidation.

  INTERIM FINANCIAL INFORMATION

     The interim consolidated financial statements as of June 30, 1996, and for the six months ended June 30, 1995 and 1996, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the consolidated interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.

  INVENTORIES

     Inventories primarily consist of motorcoach replacement parts. Inventory cost is accounted for on the first-in, first-out basis and is reported at the lower of cost or market.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Expenditures for maintenance and repairs, including replacement of engines and certain other significant costs, are expensed as costs are incurred.

     Depreciation on transportation equipment and other assets for financial reporting purposes is computed on the straight-line basis over the estimated useful lives of the assets, net of their estimated residual values.

  CONCENTRATION OF CREDIT RISK

     The Company's credit risks primarily consist of accounts receivable from casinos located in the state of Louisiana. Management performs ongoing credit evaluations of its customers and provides allowances as deemed necessary.

                GULF COAST TRANSPORTATION, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  REVENUE RECOGNITION

     The Company recognizes revenue from recreation, excursion, commuter and transit services when such services are rendered. Costs associated with the revenues are incurred and recorded as services are rendered.

  INCOME TAXES

     The Company files a consolidated return for federal income tax purposes. Income taxes are provided under the liability method considering the tax effects of transactions reported in the financial statements which are different from the tax return. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the underlying assets or liabilities are recovered or settled.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  PREPAID EXPENSES AND OTHER CURRENT ASSETS:

     Prepaid expenses and other current assets consist of the following:

                                           DECEMBER 31
                                       --------------------
                                         1994       1995
                                       ---------  ---------
                                          (IN THOUSANDS)
Prepaid insurance....................  $      42  $     131
Deferred tax asset, current..........        204        442
Other................................         11         12
                                       ---------  ---------
                                       $     257  $     585
                                       =========  =========

4.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                         ESTIMATED          DECEMBER 31
                                        USEFUL LIVES   ----------------------
                                          (YEARS)         1994        1995
                                        ------------   ----------  ----------
                                                           (IN THOUSANDS)
Transportation equipment.............       3-12       $   13,682  $   26,120
Other................................       3-33              744         839
                                                       ----------  ----------
                                                           14,426      26,959
Less -- Accumulated depreciation.....                      (1,824)     (2,867)
                                                       ----------  ----------
                                                       $   12,602  $   24,092
                                                       ==========  ==========

     Included in transportation equipment at December 31, 1994 and 1995, are approximately $5,087,000 and $7,492,000, respectively, of assets held under capital leases.

                GULF COAST TRANSPORTATION, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

5.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

     Accounts payable and accrued liabilities consist of the following:

                                           DECEMBER 31
                                       --------------------
                                         1994       1995
                                       ---------  ---------
                                          (IN THOUSANDS)
Trade accounts payable...............  $      93  $     317
Accrued interest payable.............         64        124
Property and other taxes payable.....        100        336
Due to affiliates/stockholder........        472        642
Other................................        889        983
                                       ---------  ---------
                                       $   1,618  $   2,402
                                       =========  =========

6.  LONG-TERM OBLIGATIONS:

     Long-term obligations consist of the following:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
                                           (IN THOUSANDS)
Notes payable to banks, interest
  ranging from 8.0% to 10.1%, due in
  monthly installments of $24,629,
  maturing at various dates through
  2003; secured by transportation
  equipment and personal guarantees
  of a stockholder...................  $      375  $      287
Notes payable to finance companies,
  interest ranging from 8.0% to
  12.2%, due in monthly installments
  of $384,653, maturing at various
  dates through 2005; secured by
  transportation equipment and
  personal guarantees of a
  stockholder........................       7,362      15,960
Obligations under capital leases of
  certain transportation equipment,
  interest ranging from 7.9% to
  11.8%, due in monthly installments
  of $146,490, maturing at various
  dates through 2002.................       3,758       5,547
                                       ----------  ----------
                                           11,495      21,794
Less -- Current maturities...........      (1,511)     (2,817)
                                       ----------  ----------
                                       $    9,984  $   18,977
                                       ==========  ==========

                GULF COAST TRANSPORTATION, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     At December 31, 1995, future principal payments of long-term obligations and minimum lease payments under capital lease obligations are as follows:

                                         LONG-TERM       CAPITAL LEASE
                                        OBLIGATIONS       OBLIGATIONS
                                        -----------      -------------
                                                (IN THOUSANDS)
Year ending December 31 --
     1996............................     $ 1,987           $ 1,365
     1997............................       2,006             1,251
     1998............................       2,001             1,142
     1999............................       2,307             1,004
     2000............................       2,935             1,911
     Thereafter......................       5,011             1,124
                                        -----------      -------------
                                          $16,247             7,797
                                        ===========
Less -- Amounts representing
  interest...........................                        (2,250)
                                                         -------------
                                                            $ 5,547
                                                         =============

     Management estimates that the fair value of its long-term debt obligations approximates the historical value of $16,247,000 at December 31, 1995.

7.  INCOME TAXES:

     The Company has implemented SFAS No. 109, "Accounting for Income Taxes," which provides for a liability approach to accounting for income taxes.

     The provision for taxes on income consists of the following:

                                            YEAR ENDED
                                           DECEMBER 31
                                       --------------------
                                         1994       1995
                                       ---------  ---------
                                          (IN THOUSANDS)
Current --
     Federal.........................  $  --      $      69
     State...........................        (13)       (69)
                                       ---------  ---------
                                             (13)    --
                                       =========  =========
Deferred --
     Federal.........................         67        317
     State...........................         21        121
                                       ---------  ---------
                                              88        438
                                       ---------  ---------
                                       $      75  $     438
                                       =========  =========

     Deferred taxes result from the effect of transactions which are recognized in different periods for financial and tax reporting purposes and relate primarily to depreciation and accrued insurance claims payable. Deferred income taxes are recognized for tax consequences of temporary differences by applying enacted statutory tax rates to differences between the financial reporting and the tax bases of existing assets and liabilities.

                GULF COAST TRANSPORTATION, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The components of deferred income tax liabilities and assets are as follows:

                                            DECEMBER 31
                                       ---------------------
                                         1994        1995
                                       ---------  ----------
                                          (IN THOUSANDS)
Deferred income tax liabilities --
     Property and equipment..........  $     949  $    2,259
     Other...........................          8          50
                                       ---------  ----------
           Total deferred income tax
             liabilities.............        957       2,309
                                       ---------  ----------
Deferred income tax assets --
     Accounts receivable/allowance
        for doubtful accounts........        (18)        (20)
     Accrued liabilities/expenses....       (391)       (710)
     Net operating losses............       (263)       (846)
     General Business Credit.........         (4)         (4)
     Other...........................        (32)        (42)
                                       ---------  ----------
           Total deferred income tax
             assets..................       (708)     (1,622)
Plus -- Valuation allowance..........          5           5
                                       ---------  ----------
           Net deferred income tax
             liabilities.............  $     254  $      692
                                       =========  ==========

     The differences in income taxes provided and the amounts determined by applying the federal statutory tax rate to income before income taxes result from the following:

                                            YEAR ENDED
                                           DECEMBER 31
                                       --------------------
                                         1994       1995
                                       ---------  ---------
                                          (IN THOUSANDS)
Tax at statutory rate................  $      16  $     401
     Add (deduct) --
           State income taxes........          6         35
           Nondeductible expenses....          2          2
           Effect of nontaxable
              income from personal
              assets of stockholder/S
              Corporations...........         51     --
                                       ---------  ---------
                                       $      75  $     438
                                       =========  =========

     For purposes of the consolidated federal tax return, the Company has net operating loss carryforwards available to offset taxable income of the Company in the future. The net operating loss carryforwards will expire in 2004. In connection with the Merger, the Company will experience an ownership change resulting in various limitations on the Company's ability to utilize net operating loss carryforwards. However, the Company anticipates full utilization of these net operating loss carryforwards prior to their expiration. The Company also has general business credit carryforwards which have been fully offset by a valuation allowance. The general business credit carryforwards will expire in various periods from 1996 through 2002.

                GULF COAST TRANSPORTATION, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

8.  COMMITMENTS AND CONTINGENCIES:

  LETTERS OF CREDIT

     The Company is contingently liable for letters of credit totaling $207,000 issued in connection with the Company's long-term service contracts and insurance policies. These letters of credit require commitment fees ranging from 1 percent to 2 percent paid on an annual basis and are secured by a guarantee of a stockholder.

  LEASES

     The Company leases certain facilities and equipment under noncancelable leases. Rental expense for the years ended December 31, 1994 and 1995, was $6,000 and $14,000, respectively. The following represents future minimum rental payments under noncancelable operating leases (in thousands):

Year ending December 31 --
     1996............................  $       6
     1997............................          6
     1998............................          6
     1999............................          6
     2000............................          7
     Thereafter......................         13
                                       ---------
                                       $      44
                                       =========

  CLAIMS AND LAWSUITS

     The Company is subject to certain claims and lawsuits arising in the normal course of business, most of which involve claims for personal injury and property damage incurred in connection with its operations. The Company maintains various insurance coverages in order to minimize financial risk associated with the claims. The Company has provided for certain of these actions in the accompanying consolidated financial statements. In the opinion of management, uninsured losses, if any, resulting from the ultimate resolution of these matters will not be material to the Company's financial position or results of operations.

  ESTIMATED INSURANCE CLAIMS PAYABLE

     The Company has a commercial motorcoach liability insurance policy that provides coverage by the insurance company, subject to a $5,000 deductible. As such, any claim within the first $5,000 per incident would be the financial obligation of the Company.

     The accompanying financial statements include an accrual for management's estimate of the Company's potential claims costs in satisfying the deductible provisions of the insurance policy for claims occurring through December 31, 1995. The accrual is based on known facts and historical trends, and management believes such accrual to be adequate.

                          INDEPENDENT AUDITORS' REPORT

K-T Contract Services, Inc.

     We have audited the accompanying balance sheets of K-T Contract Services, Inc. (the "Company") as of December 31, 1994 and December 31, 1995 and the related statements of income, stockholders' equity and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1994 and December 31, 1995 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                     BURNSIDE & RISHEBARGER PLLC

March 8, 1996

                          K-T CONTRACT SERVICES, INC.
                                 BALANCE SHEET
                                 (IN THOUSANDS)

                                             DECEMBER 31,
                                       ----------------------      JUNE 30,
                                          1994        1995           1996
                                       ----------  ----------    ------------
                                                                 (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $      440  $    1,703      $    349
     Short-term investments..........         500       1,511           500
     Accounts receivable.............       1,236         944         1,852
     Receivable from related
        parties......................         550       1,559         2,383
     Prepaid expenses................         455         193         1,284
     Materials and supplies..........          48          48            48
                                       ----------  ----------    ------------
           Total current assets......       3,229       5,958         6,416

PROPERTY, net........................      26,071      21,688        21,818

OTHER ASSETS.........................         177         209           155
                                       ----------  ----------    ------------
           Total assets..............  $   29,477  $   27,855      $ 28,389
                                       ==========  ==========    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
        obligations..................  $    3,009  $    1,718      $  1,870
     Accounts payable................         367         507           797
     Accrued liabilities.............         426         683           710
     Federal tax payable.............      --             528           311
     Amounts due to related
        parties......................         150          59        --
                                       ----------  ----------    ------------
           Total current
             liabilities.............       3,952       3,495         3,688
                                       ----------  ----------    ------------

LONG-TERM OBLIGATIONS, net of current
  maturities.........................      20,837      18,041        17,752

DEFERRED FEDERAL INCOME TAXES........         537         643           643
                                       ----------  ----------    ------------
           Total liabilities.........      25,326      22,179        22,083
                                       ----------  ----------    ------------
STOCKHOLDERS' EQUITY:
     Common stock, $.01 par,
        1,000,000 shares authorized,
        100,000 shares issued........           1           1             1
     Additional paid-in capital......       2,299       2,299         2,299
     Retained earnings...............       1,851       3,376         4,006
                                       ----------  ----------    ------------
           Total stockholders'
             equity..................       4,151       5,676         6,306
                                       ----------  ----------    ------------
           Total liabilities and
             stockholders' equity....  $   29,477  $   27,855      $ 28,389
                                       ==========  ==========    ============

                       See notes to financial statements.

                          K-T CONTRACT SERVICES, INC.
                              STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                         YEAR ENDED          SIX MONTHS ENDED
                                        DECEMBER 31              JUNE 30
                                   ----------------------  --------------------
                                      1994        1995       1995       1996
                                   ----------  ----------  ---------  ---------
                                                               (UNAUDITED)
REVENUES.......................... $   15,131  $   16,976  $   8,243  $   8,450
OPERATING EXPENSES................      9,129      10,799      5,495      5,236
                                   ----------  ----------  ---------  ---------
     Gross profit.................      6,002       6,177      2,748      3,214
GENERAL AND ADMINISTRATIVE
  EXPENSES........................      2,509       1,715        857      1,470
                                   ----------  ----------  ---------  ---------
     Operating income.............      3,493       4,462      1,891      1,744
OTHER (INCOME) EXPENSE:
     Interest expense.............      1,692       2,266      1,132        912
     Interest income..............        (32)        (84)    --            (94)
                                   ----------  ----------  ---------  ---------
INCOME BEFORE FEDERAL INCOME TAXES
  AND EXTRAORDINARY ITEM..........      1,833       2,280        759        926
PROVISION FOR FEDERAL INCOME TAXES        423         730        243        296
                                   ----------  ----------  ---------  ---------
NET INCOME BEFORE EXTRAORDINARY
  ITEM............................      1,410       1,550        516        630
EXTRAORDINARY ITEM................     --              25     --         --
                                   ----------  ----------  ---------  ---------
NET INCOME........................ $    1,410  $    1,525  $     516  $     630
                                   ==========  ==========  =========  =========

                       See notes to financial statements.

                          K-T CONTRACT SERVICES, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                          COMMON STOCK      ADDITIONAL                     TOTAL
                                        ----------------     PAID-IN      RETAINED     STOCKHOLDERS'
                                        SHARES    AMOUNT     CAPITAL      EARNINGS        EQUITY
                                        ------    ------    ----------    ---------    -------------
BALANCE AT DECEMBER 31, 1993.........     100      $  1       $2,299       $   441        $ 2,741
     Net income......................    --        --          --            1,410          1,410
                                        ------    ------    ----------    ---------    -------------
BALANCE AT DECEMBER 31, 1994.........     100         1        2,299         1,851          4,151
     Net income......................    --        --          --            1,525          1,525
                                        ------    ------    ----------    ---------    -------------
BALANCE AT DECEMBER 31, 1995.........     100         1        2,299         3,376          5,676
     Net income......................    --        --          --              630            630
                                        ------    ------    ----------    ---------    -------------
BALANCE AT JUNE 30, 1996
  (unaudited)........................     100      $  1       $2,299       $ 4,006        $ 6,306
                                        ======    ======    ==========    =========    =============

                       See notes to financial statements.

                          K-T CONTRACT SERVICES, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                             YEAR ENDED              SIX MONTHS
                                            DECEMBER 31            ENDED JUNE 30
                                       ----------------------  ----------------------
                                          1994        1995        1995        1996
                                       ----------  ----------  ----------  ----------
                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income......................  $    1,410  $    1,525  $      516  $      630
     Adjustments to reconcile net
        income to net cash provided
        by operating activities --
        Depreciation and
           amortization..............       1,478       1,515         728         647
        Deferred federal income
           tax.......................         357         106         243          47
        Changes in assets and
           liabilities --
           Accounts receivable.......        (125)        331        (429)       (908)
           Prepaid expenses..........        (211)        172        (253)     (1,091)
           Federal income tax
             payable.................         (82)        618      --             217
           Accounts payable and
             accrued liabilities.....         483         397         (52)        100
           Receivable from related
             parties.................                    (228)     --            (883)
           Other.....................      (1,206)       (530)          9        (250)
                                       ----------  ----------  ----------  ----------
             Net cash provided by
                (used in) operating
                activities...........       2,104       3,906         762      (1,491)
                                       ----------  ----------  ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Fixed asset purchases...........         (96)       (278)       (208)       (849)
     Proceeds from the sale of
        buses........................       4,751       2,363         694         112
     (Increase) decrease in
        short-term investments.......      --          (1,011)     (1,300)      1,011
                                       ----------  ----------  ----------  ----------
             Net cash provided by
                (used in) investing
                activities...........       4,655       1,074        (814)        274
                                       ----------  ----------  ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal payments on long-term
        obligations..................      (6,866)     (3,625)     (2,502)     (1,276)
     Proceeds from issuance of
        long-term obligations........         367      --           2,250       1,139
     Increase in note receivable.....      --             (92)     --          --
                                       ----------  ----------  ----------  ----------
             Net cash provided by
                (used in) financing
                activities...........      (6,499)     (3,717)        252        (137)
                                       ----------  ----------  ----------  ----------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................         260       1,263         200      (1,354)
CASH AND CASH EQUIVALENTS AT
  BEGINNING OF PERIOD................         180         440         440       1,703
                                       ----------  ----------  ----------  ----------
CASH AND CASH EQUIVALENTS AT END OF
  PERIOD.............................  $      440  $    1,703  $      640  $      349
                                       ==========  ==========  ==========  ==========

                       See notes to financial statements.

                          K-T CONTRACT SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  NATURE OF OPERATIONS AND CUSTOMER CONCENTRATION

     K-T Contract Services, Inc. (the "Company") was incorporated in November 1988 and is owned 50% each by Kerrville Bus Company, Inc. and Texas Bus Lines, Inc. The Company generates its revenues primarily in the Las Vegas, Nevada area by providing shuttle (see Note 6) and charter services.

  ACCOUNTS RECEIVABLE

     Accounts receivable that management of the Company considers uncollectible are written off as a bad debt expense in accordance with the direct write-off method. Management believes that there are no material uncollectible accounts at December 31, 1995.

  PROPERTY, DEPRECIATION, AND AMORTIZATION

     The Company uses the straight-line method over the following estimated useful lives in computing depreciation and amortization:

                                            ESTIMATED
                                             SERVICE
                                              LIVES
                                           ------------
Buses...................................     10 years
Buildings...............................     30 years
Service cars............................   3 to 5 years
Shop and garage equipment...............     8 years
Furniture and office equipment..........     5 years

     Effective January 1, 1995 the Company reduced the estimated useful lives of buses from twelve to ten years and increased the salvage value from 0% to 50% of cost. These revisions were made to more properly reflect true economic lives of the assets and to better align the Company's depreciated value with the estimated market value. The effect of this change was to reduce 1995 depreciation expense and increase net income by approximately $955,739.

     Expenditures for maintenance and repairs are charged to operating expenses as incurred; expenditures for renewals and replacements are capitalized. When property is sold or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss on disposition is included in income.

  INCOME TAXES

     Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS No. 109). Pursuant to SFAS No. 109, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  OPERATING CERTIFICATES

     Costs of obtaining certain intrastate operating certificates have been capitalized, and are amortized using the straight line method over a 25 year period.

                          K-T CONTRACT SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  CASH AND CASH EQUIVALENTS

     For purposes of reporting cash flows, the Company considers all highly liquid investments with a remaining maturity of three months or less at the date of acquisition to be cash equivalents.

  SHORT-TERM INVESTMENTS

     As of December 31, 1994, the Company had a $500,000 Certificate of Deposit earning 4.75% interest that matured in January, 1995. As of December 31, 1995, the Company has a $500,000 Certificate of Deposit earning 5.10% interest, maturing in July 1996, and a $1,011,207 Certificate of Deposit earning 4.50% interest, maturing in May 1996.

  MATERIALS AND SUPPLIES

     Inventory consists primarily of diesel fuel and bus parts and is carried at the lower of first-in, first-out cost or market.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company has, where appropriate, estimated the fair value of financial instruments. These fair value amounts may be significantly affected by the assumptions used, including the discount rate and estimates of cash flow. Accordingly, the estimates presented are not necessarily indicative of the amounts that could be realized in current market exchange. Where these estimates approximate carrying value, no separate disclosure of fair value is shown.

  ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expense during the reporting period. Actual results could differ from those estimates.

                          K-T CONTRACT SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

2.  LONG-TERM OBLIGATIONS

                                        DECEMBER 31, 1994       DECEMBER 31, 1995
                                       --------------------    --------------------
                                       CURRENT    LONG-TERM    CURRENT    LONG-TERM
                                       PORTION     PORTION     PORTION     PORTION
                                       -------    ---------    -------    ---------
                                                      (IN THOUSANDS)
Notes payable to Bank America, due
  in monthly installments of $13,000
  including interest at 1.5% over
  prime (minimum 9.5%, maximum 14%),
  collateralized by a deed of trust
  and assignment of rents............   $ 121       $ 298       $  41      $   342
Notes payable to Bank America, due in
  monthly installments of $2,435 plus
  interest at 9.25%, collateralized
  by certain buses...................      22          55          25           29
Note payable to The CIT Group, due in
  monthly installments of $6,636
  including interest at 2.0% at
  prime, collateralized by certain
  buses..............................    --         --             30          433
Note payable to Coastal Banc, due in
  monthly installments of $1,525 plus
  interest at prime, collateralized
  by certain buses...................    --         --             18           41
Note payable to Coastal Banc, due in
  monthly installments of $3,453 plus
  interest at prime, collateralized
  by certain buses...................    --         --             42           85
Note payable to Westar Banc, due in
  annual installments of $86,126
  including interest at 9.0%,
  collateralized by land.............    --         --             50          285
Note payable to Francis Judson Smith,
  due in one lump sum, including
  principle and accrued interest at
  8.5% per annum on January 3, 1998,
  guaranteed by one shareholder and
  two related companies. (See Note
  8.)................................    --         --           --            500
Note payable to Sun Bank, due in
  monthly installments of $19,407
  including interest at 7.75%,
  collateralized by certain buses....       5       --           --          --
                                       -------    ---------    -------    ---------
     Total...........................   $ 148       $ 353       $ 206      $ 1,715
                                       =======    =========    =======    =========

     Scheduled principal payments on the notes payable are as follows:

1996.................................  $     206
1997.................................        224
1998.................................        711
1999.................................        174
2000.................................        183
Thereafter...........................        423
                                       ---------
Total................................  $   1,921
                                       =========

  CAPITALIZED LEASES

     The Company leases certain buses under six different lease agreements under terms which essentially constitute a purchase of the buses. The lease terms call for monthly payments on each bus. The present values of the required rentals and residual value guarantees have been capitalized and the obligations recorded using the interest rate implicit in the lease. The assets are

                          K-T CONTRACT SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

amortized over their estimated useful lives of five to ten years and interest on the outstanding lease obligation is charged to expense during each period.

     Following is a schedule of future minimum lease payments (including guaranteed residual value payments) and capitalized lease obligations under capitalized leases as of December 31, 1995 in thousands:

YEAR ENDED DECEMBER 31                    AMOUNT
-------------------------------------     -------
1996.................................       3,032
1997.................................       3,032
1998.................................       3,032
1999.................................       3,032
2000.................................       2,793
Thereafter...........................       8,953
                                          -------
                                           23,874
Less amounts representing interest at
8.66% to 10.45%......................      (6,036)
                                          -------
Total obligations under capital
leases...............................      17,838
Less current portion.................      (1,512)
                                          -------
Long-term obligations under capital
leases...............................     $16,326
                                          =======

     At December 31, 1995 assets capitalized under lease agreements had a net book value of $19,370,085.

     Based on the borrowing rates currently available to the Company for long term obligations with similar terms and average maturities, the fair value of the Company's long term obligations, including current maturities, was $20,721,233 at December 31, 1995.

  OPERATING LEASES

     The Company leases certain buses from Kerrville Bus Company, Inc. (a shareholder) under operating leases. The terms of the leases call for 84 monthly payments with no purchase option nor guarantee of residual value at the end of the lease terms.

     Following is a schedule of future minimum rental payments required under operating leases that have initial noncancelable lease terms in excess of one year (in thousands):

YEAR ENDED DECEMBER 31,                 AMOUNT
-------------------------------------   ------
1996.................................   $ 180
1997.................................     180
1998.................................      60
                                        ------
Total................................   $ 420
                                        ======

     Operating expenses include $1,633,739 in 1994 and $2,145,105 in 1995 of interest expense and $1,305,112 in 1994 and $1,303,349 in 1995 of depreciation expense related to capitalized leases for buses. Operating expenses also include $280,000 in 1994 and $215,000 1995 of lease expense related to buses under operating leases.

     The Company incurred charter expenses of $163,553 in 1994 and $253,449 in 1995 to related parties, general management expenses of $750,000 in 1994 and $25,000 in 1995, and consulting fees of $85,849 in 1994 and $420,028 in 1995 to its shareholders. As of December 31, the Company has a net accounts receivable trade balance with affiliates of $273,326 in 1994 and $253,449 in 1995 and advances to a related party with a balance of $276,619 in 1994 and $1,305,922 in 1995 and accounts payable of $150,000 in 1994 and $25,000 in 1995. Furthermore,

                          K-T CONTRACT SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

the following revenue amounts were earned from affiliates: Outside services revenue--$59,838 in 1994 and $11,186 in 1995, charter revenue--$200,339 in 1994 and $186,318 in 1995, and other services revenue--$55,581 in 1995.

     The Company has an uncollateralized note receivable from a related company, due in monthly installments of $3,656 including interest at 9.0%, due in May 1998.

     The Company is a guarantor for notes payable and lease obligations of affiliated bus companies. These agreements have balances totaling approximately $11,972,000 at December 31, 1995, and are due in monthly installments totaling approximately $185,000 with interest rates ranging from 7.92% to 13.25%.

     The Company has entered into certain global agreements with lessors. The agreements with lessors contain requirements concerning financial reporting, minimum cash flow ratios, capital expenditure limits, limits on indebtedness, various administrative requirements and certain other restrictive covenants.

3.  FEDERAL INCOME TAXES

     The provision for federal income taxes are as follows (in thousands):

                                            1994       1995
                                          ---------  ---------
Current.................................  $      66  $     624
Deferred................................        357        106
                                          ---------  ---------
     Total..............................  $     423  $     730
                                          =========  =========

     Deferred income taxes and benefits under SFAS No. 109 are provided for differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Temporary differences and the resulting deferred tax assets and liabilities at December 31 follow:

                                            1994       1995
                                          ---------  ---------
Depreciable assets......................  $    (537) $    (651)
Settlement costs........................     --              8
                                          ---------  ---------
     Total net deferred tax liability...  $    (537) $    (643)
                                          =========  =========

     The reconciliation of income tax attributable to continuing operations computed at federal statutory tax rates to income tax expense is:

                                            1994       1995
                                          ---------  ---------
Tax at statutory rates..................  $     623  $     766
Net effect of certain leasing
  transactions..........................       (105)    --
Net effect of alternative minimum tax
  carryforward..........................        (95)       (39)
Non-deductible items....................     --              3
                                          ---------  ---------
     Total..............................  $     423  $     730
                                          =========  =========

4.  SUMMARY OF NON-CASH TRANSACTIONS

     Interim financing totaling $5,194,753 was incurred during 1994 to purchase buses. Notes payable of $1,199,955 were incurred to purchase buses during 1995. Capital lease obligations of $23,026,209 in 1994 and $3,338,030 in 1995 were incurred to purchase buses under various capital leases.

                          K-T CONTRACT SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

5.  SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

     Cash paid for interest was $1,587,981 and $2,238,751 for the years ended December 31, 1994 and 1995, respectively.

     Cash paid for income taxes was $89,500 and $350,000 for the years ended December 31, 1994 and 1995, respectively.

6.  CONCENTRATIONS OF RISKS

     The Company is subject to the risks associated with the bus business including realizability of costs, although management is not aware of any immediate risk of loss from its significant concentration of business that would, if suddenly eliminated, severely impact operations. The Company's primary operations are in Las Vegas, Nevada and about 45% in 1994 and 50% of its revenues in 1995 were derived from providing employee shuttle operations under a contract with Reynolds Electrical & Engineering Co., Inc. The contract expires in June 1997.

7.  ADVERTISING EXPENSES

     The Company charges to expense all advertising expenses as incurred. The Company's advertising expenses were approximately $53,813 for the year ended December 31, 1995.

8.  SETTLEMENT

     At March 7, 1995, the Company, certain related companies, and certain directors (the "Company et al") were named as defendants in a lawsuit asserted by a shareholder. On December 31, 1995, the Company et al entered into a Purchase and Settlement Agreement (the "Agreement") whereby such shareholder agreed to sell her share of two related companies in exchange for the following settlement consideration on the closing date (January 3, 1996): first, the related companies' cash payment of $1,000,000 to such shareholder; second, the Company's delivery to the shareholder of a promissory note in the face amount of $500,000 (see Note 2); and third, the Company's and a related company's agreement to pay the shareholder contingency payments of certain percentages of revenues over certain amounts, with no maximum limit, or the minimum of $300,000 if revenue levels are not achieved.

     As a result of this Agreement, the Company has recorded a liability payable to such shareholder and a receivable from the related companies in the amount of $500,000 (see Note 2). The Company and the related company have estimated their minimum portions of the contingent liability based on estimated revenues and, therefore, the Company has recorded as its share of such liability and the related charge to earnings for the contingency payments the amount of $25,000.

9.  COMMITMENTS AND CONTINGENCIES

     The Company has commitments and contingencies including the future payments described in Note 8. and in the normal course of business which are not considered by management to be likely to result in any material adverse effect on the December 31, 1995 financial position.

     Also, the Company's federal income tax return (Form 1120) for the year ended December 31, 1994 is under examination by the Internal Revenue Service. While the examination is in a preliminary stage, management believes that the final outcome will not have a material adverse effect on the Company's financial statements.

                          INDEPENDENT AUDITORS' REPORT

California Charter, Inc.

     We have audited the accompanying balance sheets of California Charter, Inc. as of December 31, 1994 and December 31, 1995 and the related statements of income, changes in stockholders' equity and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1994 and December 31, 1995 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                     BURNSIDE & RISHEBARGER PLLC

March 8, 1996

                            CALIFORNIA CHARTER, INC.
                                 BALANCE SHEET
                                 (IN THOUSANDS)

                                           DECEMBER 31
                                       ----------------------      JUNE 30,
                                          1994        1995           1996
                                       ----------  ----------     -----------
                                                                  (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash............................  $       24  $      565       $   538
     Accounts receivable.............       1,322       1,402         1,586
     Materials and supplies
        inventory....................          37          37            37
     Prepaid expenses................         297         145           301
                                       ----------  ----------     -----------
           Total current assets......       1,680       2,149         2,462
PROPERTY, net........................       8,436      17,630        21,043
OTHER ASSETS.........................          60          35            25
                                       ----------  ----------     -----------
           Total assets..............  $   10,176  $   19,814       $23,530
                                       ==========  ==========     ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
        obligations..................  $      701  $    3,178       $ 3,333
     Accounts payable................         496         254         2,547
     Accrued liabilities.............         322         258           447
     Advances from related party.....         276       1,773         1,438
                                       ----------  ----------     -----------
           Total current
             liabilities.............       1,795       5,463         7,765
                                       ----------  ----------     -----------
LONG-TERM OBLIGATIONS, net of current
  maturities.........................       7,520      13,183        14,260
                                       ----------  ----------     -----------
           Total liabilities.........       9,315      18,646        22,025
                                       ----------  ----------     -----------
STOCKHOLDERS' EQUITY:
     Common stock....................           1           1             1
     Retained earnings...............         860       1,167         1,504
                                       ----------  ----------     -----------
           Total stockholders'
             equity..................         861       1,168         1,505
                                       ----------  ----------     -----------
           Total liabilities and
             stockholders' equity....  $   10,176  $   19,814       $23,530
                                       ==========  ==========     ===========

                       See notes to financial statements.

                            CALIFORNIA CHARTER, INC.
                              STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                         YEAR ENDED          SIX MONTHS ENDED
                                         DECEMBER 31             JUNE 30
                                    ---------------------  --------------------
                                      1994        1995       1995       1996
                                    ---------  ----------  ---------  ---------
                                                               (UNAUDITED)
REVENUES........................... $   7,701  $   10,537  $   4,845  $   5,225
OPERATING EXPENSES.................     6,111       6,925      3,315      3,024
                                    ---------  ----------  ---------  ---------
     Gross profit..................     1,590       3,612      1,530      2,201
GENERAL AND ADMINISTRATIVE
  EXPENSES.........................       709       1,419        647      1,090
                                    ---------  ----------  ---------  ---------
     Operating income..............       881       2,193        883      1,111
OTHER (INCOME) EXPENSE:
     Interest expense..............       634         995        496        780
     Interest income...............    --              (9)    --             (6)
                                    ---------  ----------  ---------  ---------
INCOME BEFORE INCOME TAXES.........       247       1,207        387        337
PROVISION FOR INCOME TAXES.........    --          --         --         --
                                    ---------  ----------  ---------  ---------
NET INCOME BEFORE EXTRAORDINARY
  ITEM.............................       247       1,207        387        337
                                    ---------  ----------  ---------  ---------
EXTRAORDINARY ITEM.................    --             900     --         --
                                    ---------  ----------  ---------  ---------
NET INCOME......................... $     247  $      307  $     387  $     337
                                    =========  ==========  =========  =========

                       See notes to financial statements.

                            CALIFORNIA CHARTER, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                          COMMON STOCK                       TOTAL
                                        ----------------    RETAINED     STOCKHOLDERS'
                                        SHARES    AMOUNT    EARNINGS        EQUITY
                                        ------    ------    ---------    -------------
BALANCE AT DECEMBER 31, 1993.........     100      $  1      $   613        $   614
     Net income......................    --        --            247            247
                                        ------    ------    ---------    -------------
BALANCE AT DECEMBER 31, 1994.........     100         1          860            861
     Net income......................    --        --            307            307
                                        ------    ------    ---------    -------------
BALANCE AT DECEMBER 31, 1995.........     100         1        1,167          1,168
     Net income......................    --        --            337            337
                                        ------    ------    ---------    -------------
BALANCE AT JUNE 30, 1996
  (unaudited)........................     100      $  1      $ 1,504        $ 1,505
                                        ======    ======    =========    =============

                       See notes to financial statements.

                            CALIFORNIA CHARTER, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                           YEAR ENDED             SIX MONTHS
                                           DECEMBER 31           ENDED JUNE 30
                                       --------------------  ----------------------
                                         1994       1995        1995        1996
                                       ---------  ---------  ----------  ----------
                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income......................  $     247  $     307  $      387  $      337
     Adjustments to reconcile net
        income to net cash provided
        by operating activities --
           Depreciation and
             amortization............        679        575         513         523
           Changes in assets and
             liabilities --
                Accounts
                   receivable........       (315)       (80)        104        (184)
                Prepaid expenses.....        (50)       152         (16)       (156)
                Accounts payable and
                   accrued
                   liabilities.......        414       (306)        173       2,482
                Advances from (to)
                   related party.....       (275)     1,124        (177)       (335)
                Other................        124         25          38          10
                                       ---------  ---------  ----------  ----------
                      Net cash
                        provided by
                        operating
                        activities...        824      1,797       1,022       2,677
                                       ---------  ---------  ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Fixed asset purchases...........       (116)      (317)       (324)     (3,936)
     Proceeds from sale of assets....        514     --          --          --
                                       ---------  ---------  ----------  ----------
                      Net cash
                        provided by
                        (used in)
                        investing
                        activities...        398       (317)       (324)     (3,936)
                                       ---------  ---------  ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal payments on long-term
        obligations..................     (1,198)      (939)       (378)       (845)
     Proceeds from issuance of
        long-term obligations........     --         --          --           2,077
                                       ---------  ---------  ----------  ----------
                      Net cash
                        provided by
                        (used in)
                        financing
                        activities...     (1,198)      (939)       (378)      1,232
                                       ---------  ---------  ----------  ----------
NET INCREASE (DECREASE) IN CASH......         24        541         320         (27)
CASH AT BEGINNING OF PERIOD..........     --             24          24         565
                                       ---------  ---------  ----------  ----------
CASH AT END OF PERIOD................  $      24  $     565  $      344  $      538
                                       =========  =========  ==========  ==========

                       See notes to financial statements.

                            CALIFORNIA CHARTER, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF OPERATIONS AND CUSTOMER CONCENTRATION -- California Charter, Inc. (the Company) was incorporated in the state of Texas in January 1991, and is owned 50% by the sole shareholder of Kerrville Bus Company, Inc. and 50% by the sole shareholder of Texas Bus Lines, Inc. (formerly more than one shareholder, see Note 7). During March 1991, the Company purchased substantially all of the assets of California Charter, Inc., a California Corporation, for $2,525,000. The acquisition was accounted for using the purchase method of accounting. The purchase price was allocated to the various assets based on their fair market values in accordance with the purchase contract. The Company generates its revenues primarily in California by providing charter services (see Note 5).

     ACCOUNTS RECEIVABLE -- Accounts receivable that management of the Company considers uncollectible are written off as bad debt expense in accordance with the direct write-off method. Management believes that there are no material uncollectible accounts at December 31, 1995.

     PROPERTY, DEPRECIATION, AND AMORTIZATION --

     The Company uses the straight-line method over the following estimated useful lives, in the respective years, in computing depreciation and amortization:

                                          ESTIMATED
                                        SERVICE LIVES
                                        -------------
Buses................................      10 years
Service Cars.........................       5 years
Shop and garage equipment............       5 years
Furniture and office equipment.......       5 years

     Effective January 1, 1995, the Company reduced the estimated useful lives of certain buses from twelve to ten years and increased the salvage value from 0% to 50% of cost. These revisions were made to more properly reflect true economic lives of the assets and to better align the Company's depreciated value with the estimated market value. The effect of this change was to reduce 1995 depreciation expense and increase net income by approximately $447,699.

     Expenditures for maintenance and repairs are charged to operating expenses as incurred; expenditures for renewals and replacements are capitalized. When property is sold or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss on disposition is included in income.

     ORGANIZATIONAL EXPENSES -- Organizational expenses are being amortized over a five year period.

     MATERIALS AND SUPPLIES INVENTORY -- Materials and supplies inventory consists primarily of bus parts and is carried at the lower of average cost or market. Cost is determined using first-in, first-out method.

     FEDERAL INCOME TAXES -- For Federal income tax purposes, the Company has elected to be treated as an S corporation, which is not subject to Federal income taxes at the corporate level. Accordingly, no provision for Federal income taxes has been recorded in the accompanying financial statements.

     FAIR VALUE OF FINANCIAL INSTRUMENTS -- The Company has, where appropriate, estimated the fair value of financial instruments. These fair value amounts may be significantly affected by the assumptions used, including the discount rate and estimates of cash flow. Accordingly, the

                            CALIFORNIA CHARTER, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

estimates presented are not necessarily indicative of the amounts that could be realized in a current market exchange. Where these estimates approximate carrying value, no separate disclosure of fair value is shown.

     ESTIMATES AND ASSUMPTIONS -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.  LONG-TERM DEBT OBLIGATIONS

                                         DECEMBER 31, 1994       DECEMBER 31, 1995
                                        --------------------    --------------------
                                        CURRENT    LONG-TERM    CURRENT    LONG-TERM
                                        PORTION     PORTION     PORTION     PORTION
                                        -------    ---------    -------    ---------
                                                       (IN THOUSANDS)
Notes payable to Textron Financial
  Corporation, due in monthly
  installments of $22,871 including
  interest ranging from 9.95% to
  10.5%, collateralized by certain
  buses, guaranteed by Kerrville Bus
  Company, Inc., K-T Contract
  Services, Inc. and Texas Bus Lines,
  Inc................................    $ 136      $ 1,279      $ 150      $ 1,128
Notes payable to MCI Acceptance
  Corporation, due in monthly
  installments of $26,014 including
  interest at prime plus 2%,
  collateralized by the purchases,
  guaranteed by K-T Contract Services,
  Inc., Texas Bus Lines, Inc.,
  Kerrville Bus Lines, Inc. and
  individually by the shareholders
  of California Charter, Inc.........      171        2,259        122        1,284
Note payable to G E Capital Fleet
  Services, due in monthly
  installments of $6,778 including
  interest at 9.5%, collateralized by
  Kerrville Bus Company, Inc., K-T
  Contract Services, Inc. and Texas
  Bus Lines, Inc.....................     --          --            44          368
Note payable to the CIT Group, due in
  monthly installments of $20,364
  including interest at 11%,
  collateralized by certain buses,
  guaranteed by Kerrville Bus Company,
  Inc., K-T Contract Services, Inc.,
  and Texas Bus Lines, Inc...........     --          --           152        2,124
                                        -------    ---------    -------    ---------
           Total notes payable.......    $ 307      $ 3,538      $ 468      $ 4,904
                                        =======    =========    =======    =========

                            CALIFORNIA CHARTER, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Scheduled principal payments on the notes are as follows (in thousands):

1996.................................  $     468
1997.................................        504
1998.................................        856
1999.................................        477
2000.................................        659
Thereafter...........................      2,408
                                       ---------
Total................................  $   5,372
                                       =========

     CAPITALIZED LEASES -- The Company leases certain buses under terms which essentially constitute a purchase of the buses. The lease terms call for monthly payments on each bus. The present values of the required rentals and residual value guarantees have been capitalized and the obligations recorded using the interest rate implicit in the lease. The assets are amortized over their estimated useful lives (see note 1). Interest on the outstanding lease obligation is charged to expense during each period.

     Following is a schedule of future minimum lease payments (including guaranteed residual value payments) and capitalized lease obligations under capitalized leases as of December 31, 1995 (in thousands):

       YEAR ENDED DECEMBER 31,           AMOUNT
                                       ----------
1996.................................  $    1,748
1997.................................       1,463
1998.................................       1,463
1999.................................       1,460
2000.................................       1,336
Thereafter...........................       3,956
                                       ----------
                                           11,426
Less amounts representing interest at
  7.92% to 10.80%....................         437
                                       ----------
Total obligations under capital
  leases.............................      10,989
Less current portion.................      (2,710)
                                       ----------
Long-term obligations under capital
  leases.............................  $    8,279
                                       ==========

     Assets capitalized under lease agreements had net book values of $3,863,425 at December 31, 1994 and $11,713,873 at December 31, 1995.

     Based on the borrowing rates currently available to the Company for long-term obligations with similar terms and average maturities, the fair value of the Company's long-term obligations including current maturities, was $16,882,446 at December 31, 1995.

  OPERATING LEASES

     The Company leases certain buses from Kerrville Bus Company, Inc. (a related party) under operating leases. The terms of the leases call for monthly payments for seven years with no purchase option nor guarantee of residual value at the end of the lease terms.

                            CALIFORNIA CHARTER, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Following is a schedule of future minimum rental payments required under operating leases that have initial noncancelable lease terms in excess of one year (in thousands):

YEAR ENDED DECEMBER 31                  AMOUNT
-------------------------------------  ---------
1996.................................  $     180
1997.................................        180
1998.................................         60
                                       ---------
     Total...........................  $     420
                                       =========

     Operating expenses include $587,124 in 1994 and $215,000 in 1995, of lease expense related to buses under operating leases and $154,532 in 1994 and $145,356 in 1995, of lease expense related to facilities.

     The Company incurred charter expenses of $200,339 in 1994 and $248,872 in 1995, with related parties. The Company has a net accounts receivable trade balance with affiliates of $46,993 in 1994 and $33,995 in 1995.

     The shareholders performed certain management duties for the Company. To compensate for such services the Company paid $300,000 in management fees for the year ended December 31, 1994 and $850,000 for the year ended December 31, 1995.

     The Company had accounts payable, primarily trade and settlement payment, due to K-T Contract Services (a related party) in the amount of $276,460 at December 31, 1994 and $1,247,027 at December 31, 1995. The Company also had accounts receivable, primarily trade, due from Texas Bus Lines (a related party) in the amount of $46,993 at December 31, 1994.

     The Company is guarantor for certain notes payable and lease obligations of affiliated bus companies. These agreements have balances totaling approximately $24,909,000 at December 31, 1995 and are due in monthly installments totaling approximately $420,000, with interest rates ranging from prime plus 2% to 13.25%. Certain of the Company's notes payable and lease obligations have been guaranteed by affiliated bus companies.

     The Company has entered into certain global agreements with lessors. The agreements with lessors contain requirements concerning financial reporting, minimum cash flow ratios, capital expenditure limits, limits on indebtedness, various administrative requirements and certain other restrictive covenants. At December 31, 1995, the Company was not in compliance with certain restrictive covenants. The Company expects the provisions governing such noncompliance to be waived by the lessors.

3.  SUMMARY OF NON-CASH TRANSACTIONS

     Notes payable of $1,675,871 in 1994 and $1,478,331 in 1995 were incurred to purchase buses. Capital lease obligations of $1,279,655 in 1994 and $8,624,944 in 1995, were incurred to purchase buses under various capital leases.

4.  SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

     Cash paid during the years ended December 31 for interest was $624,342 in 1994 and $936,655 in 1995.

5.  CONCENTRATIONS OF RISKS

     The Company is subject to the risks associated with the bus business including realizability of costs, although management is not aware of any immediate risk of loss from its significant

                            CALIFORNIA CHARTER, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

concentration of business that would, if suddenly eliminated, severely impact operations. The Company's primary operations are located in Orange County, California. The Company is engaged primarily in providing charter bus services in California. Approximately 37% in 1994 and 20% in 1995 of the Company's revenues were derived from providing airport shuttle operations between Los Angeles International Airport and Van Nuys Airport. The contract expires in October 1996. The Company had an uncollected receivable due on the above contract of approximately $650,000 at December 31, 1994 and $332,756 at December 31, 1995.

6.  ADVERTISING EXPENSES

     The Company charges to expense all advertising expenses as incurred. The Company's advertising expenses were approximately $25,765 in 1995.

7.  SETTLEMENT

     At March 7, 1995, the Company, certain related companies, and certain directors (the "Company et al") were named as defendants in a lawsuit asserted by a shareholder. On December 31, 1995, the Company et al entered into a Purchase and Settlement Agreement (the "Agreement") whereby such shareholder agreed to sell her shares of the Company and a related company in exchange for the following settlement consideration on the closing date (January 3, 1996): first, the Company's and a related company's cash payment of $1,000,000 to such shareholder; second, a related company's delivery to such shareholder of a promissory note in the face amount of $500,000; and third, the Company's and a related company's agreement to pay such shareholder contingency payments of certain percentages of revenues over certain amounts, with no maximum limit, or the minimum of $300,000 if revenue levels are not achieved.

     As a result of this Agreement, the Company has recorded a payable to a related party in the amount of $500,000 for its share (50%) of the cash payment, which resulted in a $500,000 charge to earnings. The Company recorded a related party payable and a charge to earnings in the amount of $125,000 for its share of the promissory note. The Company and the related company have estimated their minimum portions of the contingent liability based on estimated revenues and, therefore, the Company has recorded as its share of such liability and the related charge to earnings for the contingency payments the amount of $275,000.

8.  CONTINGENCIES

     The Company has commitments and contingencies including the future payments described in Note 7 and in the normal course of business which are not considered by management to be likely to result in any material adverse effect on the December 31, 1995 financial position.

     Also, the Company's federal income tax return (Form 1120S) for the year ended December 31, 1992 is under examination by the Internal Revenue Service. While the examination is in a preliminary stage, management believes that the final outcome will not have a material adverse effect on the Company's financial statements.

                         INDEPENDENT AUDITORS' OPINION

Texas Bus Lines, Inc. and Subsidiary

     We have audited the accompanying consolidated balance sheet of Texas Bus Lines, Inc. and Subsidiary (the "Company") as of December 31, 1995 and related consolidated statement of income, changes in stockholder's equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the consolidated financial statements provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above presents fairly, in all material respects, the financial position of the Company as of December 31, 1995, in conformity with generally accepted accounting principles.

                                                     BURNSIDE & RISHEBARGER PLLC

March 22, 1996 (except for pages F-157, F-158, F-159 and footnotes 1, 4, 11 and
  12 which are as of August 9, 1996)

                      TEXAS BUS LINES, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

                                                        SIX MONTHS
                                         YEAR ENDED        ENDED
                                        DECEMBER 31       JUNE 30
                                            1995           1996
                                        ------------    -----------
                                                        (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......     $    413        $   387
     Accounts receivable, net of
       allowance for doubtful
       accounts of $23...............          485            341
     Receivable from related
       parties.......................          160         --
     Prepaid expenses................           81            307
     Materials and supplies..........          112            112
     Federal income tax
       recoverable...................           20         --
                                        ------------    -----------
           Total current assets......        1,271          1,147

PROPERTY, net........................        6,985          9,051

INVESTMENT IN UNCONSOLIDATED
  ENTITY.............................        2,023          3,514

OTHER ASSETS.........................          143             50
                                        ------------    -----------
           Total assets..............     $ 10,422        $13,762
                                        ============    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable -- Trade.......          300            301
     Notes payable -- Stockholder....           50         --
     Current portion of long-term
       obligations...................        1,232            924
     Amounts due to related party....       --                684
     Accrued liabilities.............          258          1,003
                                        ------------    -----------
           Total current
             liabilities.............        1,840          2,912
                                        ------------    -----------
LONG-TERM OBLIGATIONS................        4,958          6,653
                                        ------------    -----------
STOCKHOLDERS' EQUITY:
     Common stock....................           50             50
     Additional paid-in capital......        1,669          1,669
     Retained earnings...............        2,141          2,714
     Less treasury stock, at cost....         (236)          (236)
                                        ------------    -----------
           Total stockholders'
             equity..................        3,624          4,197
                                        ------------    -----------
           Total liabilities and
             stockholders' equity....     $ 10,422        $13,762
                                        ============    ===========

                See notes to consolidated financial statements.

                      TEXAS BUS LINES, INC. AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                        SIX MONTHS ENDED
                                        YEAR ENDED          JUNE 30
                                        DECEMBER 31   --------------------
                                           1995         1995       1996
                                        -----------   ---------  ---------
                                                          (UNAUDITED)
REVENUES.............................     $ 8,589     $   4,168  $   5,150
OPERATING EXPENSES...................       5,161         2,612      3,038
                                        -----------   ---------  ---------
     Gross profit....................       3,428         1,556      2,112

GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       1,985           992      1,193
                                        -----------   ---------  ---------
     Operating income................       1,443           564        919
OTHER (INCOME) EXPENSE:
     Interest expense................         522           260        300
     Earnings from investment in
        unconsolidated entity........        (762)         (258)      (315)
                                        -----------   ---------  ---------
INCOME BEFORE FEDERAL INCOME TAXES
  AND EXTRAORDINARY ITEM.............       1,683           562        934

PROVISION FOR FEDERAL INCOME TAXES...         281            95        361
                                        -----------   ---------  ---------
NET INCOME BEFORE EXTRAORDINARY
  ITEM...............................     $ 1,402     $     467  $     573
EXTRAORDINARY ITEM NET OF TAX........         421        --         --
                                        -----------   ---------  ---------

NET INCOME...........................     $   981     $     467  $     573
                                        ===========   =========  =========

                See notes to consolidated financial statements.

                      TEXAS BUS LINES, INC. AND SUBSIDIARY
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
                                 (IN THOUSANDS)

                                                      ADDITIONAL                   LESS
                                           COMMON      PAID-IN      RETAINED     TREASURY
                                            STOCK      CAPITAL      EARNINGS       STOCK       TOTAL
                                           -------    ----------    ---------    ---------   ---------
BALANCE JANUARY 1, 1995 --
  As previously reported................    $  50       $1,219       $ 1,218      $ --       $   2,487
Prior period adjustment (net of $29,600
  tax)..................................       --        --              (57)       --             (57)
                                           -------    ----------    ---------    ---------   ---------
BALANCE JANUARY 1, 1995 --
  As restated...........................       50        1,219         1,161        --           2,430
Net income..............................       --        --              981        --             981
Conversion of former stockholder's
  payable...............................       --          449         --           --             449
Treasury stock purchased -- 2,500
  shares................................       --        --            --             236          236
                                           -------    ----------    ---------    ---------   ---------
BALANCE AT DECEMBER 31, 1995............       50        1,668         2,142          236        3,624
                                           -------    ----------    ---------    ---------   ---------
Net income..............................       --        --              573        --             573
                                           -------    ----------    ---------    ---------   ---------
Balance at June 30, 1996 (unaudited)....    $  50       $1,668       $ 2,715      $   236    $   4,197
                                           =======    ==========    =========    =========   =========

                See notes to consolidated financial statements.

                      TEXAS BUS LINES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                            SIX MONTHS ENDED
                                           YEAR ENDED           JUNE 30
                                          DECEMBER 31    ----------------------
                                              1995          1995        1996
                                          ------------   ----------  ----------
                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income.........................    $    981     $      467  $      573
     Adjustments to reconcile net income
        to net cash provided by
        operating activities --
        Depreciation....................         916            357         473
        Earnings from investment in
           unconsolidated entity........        (762)          (258)       (315)
        Deferred federal income tax.....          20         --          --
        Changes in assets and
           liabilities --
             Accounts receivable........        (324)           (20)        144
             Prepaid expenses...........          50           (125)       (226)
             Accounts payable and
                accrued liabilities.....          82            640         746
             Other......................         240         --            (661)
                                          ------------   ----------  ----------
                   Net cash provided by
                      operating
                      activities........       1,203          1,061         734
                                          ------------   ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Fixed asset purchases..............        (765)        --          (2,500)
     Proceeds from the sale of buses....         364         --             353
                                          ------------   ----------  ----------
                   Net cash used in
                      investing
                      activities........        (401)        --          (2,147)
                                          ------------   ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal payments on long-term
        obligations.....................      (1,405)          (805)       (379)
     Proceeds from issuance of debt.....         702         --           1,766
     Loan from stockholder..............          50         --          --
                                          ------------   ----------  ----------
                   Net cash provided by
                      (used in)
                      financing
                      activities........        (653)          (805)      1,387
                                          ------------   ----------  ----------
NET INCREASE IN CASH AND CASH
  EQUIVALENTS...........................         149            256         (26)
CASH AND CASH EQUIVALENTS AT BEGINNING
  OF PERIOD.............................         264            264         413
                                          ------------   ----------  ----------
CASH AND CASH EQUIVALENTS AT END OF
  PERIOD................................    $    413     $      520  $      387
                                          ============   ==========  ==========

                See notes to consolidated financial statements.

                      TEXAS BUS LINES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  NATURE OF OPERATIONS AND CUSTOMER CONCENTRATION

     Texas Bus Lines, Inc. and Subsidiary (the "Company") generates its revenues primarily in the Houston, Texas area by providing shuttle (see Note 7) and charter services.

  PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of Texas Bus Lines, Inc. and its 100% owned subsidiary, Nevada Corporation, Inc. (the "Company"). Intercompany accounts and transactions have been eliminated in consolidation.

  WORKING CAPITAL

     The Company had a working capital deficit as of December 31, 1995. The Company may continue to experience working capital deficits as they pursue their current expansion of operations. The Company currently funds its activities with cash flows from operations and debt from lenders. While there can be no assurances, management believes that the Company has adequate financing alternatives to fund operations through 1996.

  UNCONSOLIDATED SUBSIDIARY

     Generally accepted accounting principles require consolidation of a subsidiary if it is controlled by its parent company. Since neither of the 50% owners of K-T Contract Services, Inc. are deemed by management of either company to control that subsidiary, it is accounted for on the equity method of accounting. The equity method followed allows the parent company to record its investment at cost adjusted for its share of profits and dividends. All intercompany transactions are eliminated.

  ACCOUNTS RECEIVABLE, BAD DEBTS, AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Company has made a provision for bad debts based on management's determination of uncollectible receivables including evaluation of factors such as collateral, customers' credit worthiness, and anticipated economic conditions.

  PROPERTY, DEPRECIATION, AND AMORTIZATION

     The Company uses the straight-line method and the following estimated service lives in computing depreciation and amortization:

                                          ESTIMATED
                                        SERVICE LINES
                                        -------------
Buses capitalized under lease
  agreements.........................     10 years
Buses................................     10 years
Furniture and fixtures...............      5 years
Leasehold improvements...............     30 years
Other equipment......................   3 to 8 years

     Effective January 1, 1995 the Company reduced the estimated useful lives of buses from twelve to ten years and increased the salvage value from 0% to 50% of cost. These revisions were made to more properly reflect true economic lives of the assets and to better align the Company's depreciated value with the estimated market value. The effect of this change was to reduce 1995 depreciation expense and increase net income by approximately $89,485.

                      TEXAS BUS LINES, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Expenditures for maintenance and repairs are charged to operating expenses as incurred; expenditures for renewals and replacements are capitalized. When property is sold or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss on disposition is included in income.

  REVENUE RECOGNITION

     Revenues are recognized from recreation, excursion, commuter and transit services when such services are rendered. Costs associated with the revenues are incurred and recorded as services are rendered.

  INCOME TAXES

     The Company follows Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS No. 109). Pursuant to SFAS No. 109, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  INTANGIBLE ASSETS

     Costs of obtaining certain intrastate operating certificates have been capitalized, and are amortized using the straight-line method over a 25 year period.

  CASH AND CASH EQUIVALENTS

     For purposes of reporting cash flows, the Company considers all highly liquid investments with a remaining maturity of three months or less at the date of acquisition to be cash equivalents.

  MATERIALS AND SUPPLIES

     Inventory consists primarily of diesel fuel and bus parts and is carried at the lower of first-in, first-out cost or market.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     Management of the Company has, where appropriate, estimated the fair value of financial instruments. These fair value amounts may be significantly affected by the assumption used, including the discount rate and estimates of cash flow. Accordingly, the estimates presented are not necessarily indicative of the amounts that could be realized in current market exchange. Where Management's estimates approximate carrying value, no separate disclosure of fair value is shown.

  ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expense during the reporting period. Actual results could differ from those estimates.

                      TEXAS BUS LINES, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2.  INVESTMENT IN UNCONSOLIDATED ENTITY

     Investment in unconsolidated entity consists of the Company's cost and equity of K-T Contract Services, Inc. which represents a 50% ownership at December 31, 1995 is as follows (in thousands):

Balance, January 1, 1995.............  $    2,290
Equity in earnings...................         762
Intercompany eliminations............      (1,029)
                                       ----------
Balance, December 31, 1995...........  $    2,023
                                       ==========

     Summary financial information of the unconsolidated entity is as follows for the year ended December 31, 1995:

Assets:
Current Assets                         $    5,958
Property -- Net......................      21,688
Other assets.........................         209
                                       ----------
     Total...........................  $   27,855
                                       ==========
Liabilities and Equity:
Current liabilities..................  $    3,495
Non-current portion of long-term
  obligations........................      18,041
Deferred federal income taxes........         643
Equity...............................       5,676
                                       ----------
     Total...........................  $   27,855
                                       ==========
Revenues.............................  $   16,976
Expenses.............................      12,514
                                       ----------
Operating income.....................       4,462
Other expense........................       2,182
                                       ----------
Income before federal income taxes
  and extraordinary item.............       2,280
Provision for federal income taxes...         730
                                       ----------
Net income before extraordinary
  item...............................       1,550
Extraordinary item...................          25
                                       ----------
Net income...........................  $    1,525
                                       ==========

                      TEXAS BUS LINES, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3.  LONG-TERM DEBT

                                           CURRENT      LONG-TERM
                                           PORTION       PORTION
                                           --------     ---------
                                             (IN THOUSANDS)
Note payable to G E Capital Fleet
  Services, due in monthly
  installments of $13,095 including
  interest at 9.0%, due June 2000,
  collateralized by certain buses.......    $   94        $ 637
Note payable to Post Oak Bank, due in
  monthly installments of $9,375 plus
  interest at 10.0%, due June 1998,
  collateralized by certain buses.......       113          149
Note payable to Post Oak Bank, due in
  monthly installments of $4,980 plus
  interest at 10.0%, due May 1998,
  collateralized by certain buses.......        60           80
Note payable to G E Capital Fleet
  Services, due in monthly installments
  of $7,714 including interest at 9.5%,
  due January 1997, collateralized by
  certain buses.........................        87        --
Note payable to Post Oak Bank, due in
  monthly installments of $1,612
  including interest at 10.5%, due
  January 2000, collateralized by
  certain buses.........................        19           42
Note payable to G E Capital Fleet
  Services, due in monthly installments
  of $8,182 including interest at 8.75%,
  due August 1997, collateralized by
  certain buses.........................        34           21
Note payable to Post Oak Bank, due in
  monthly installments of $5,417 plus
  interest at prime, due August 1996,
  collateralized by certain buses.......        49
Note payable to Post Oak Bank, due in
  monthly installments of $977 plus
  interest at 11.0%, due March 1999,
  collateralized by certain buses.......        12           25
Note payable to Coastal Banc, due in
  monthly installments of $3,018
  including interest at 10.75%, due
  January 1997, collateralized by
  certain buses.........................        34            3
Note payable to G E Capital Fleet
  Services, due in monthly installments
  of $5,496 including interest at 9.0%
  due December 1996, collateralized by
  certain buses.........................        32        --
Note payable to G E Capital Fleet
  Services, due in monthly installments
  of $3,297 including interest at 9.0%,
  due November 1996, collateralized by
  certain buses.........................        31        --
Note payable to Post Oak Bank, due in
  monthly installments of $2,083 plus
  interest at 9.25%, due August 1997,
  collateralized by certain buses.......        25            6
Note payable to G E Capital Fleet
  Services, due in monthly installments
  of $4,262 including interest at 8.75%,
  due August 1996, collateralized by
  certain buses.........................        29        --
Note payable to G E Capital Fleet
  Services, due in monthly installments
  of $3,297 including interest at 9.0%,
  due August 1996, collateralized by
  certain buses.........................        22        --

                                             (TABLE CONTINUED ON FOLLOWING PAGE)

                      TEXAS BUS LINES, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                                           CURRENT      LONG-TERM
                                           PORTION       PORTION
                                           --------     ---------
                                             (IN THOUSANDS)
Note payable to G E Capital Fleet
  Services, due in monthly installments
  of $3,297 including interest at 9.0%,
  due October 1996, collateralized by
  certain buses.........................        18        --
Note payable to G E Capital Fleet
  Services, due in monthly installments
  of $1,607 including interest at 9.0%,
  due December 1996, collateralized by a
  certain bus...........................        17        --
Note payable to G E Capital Fleet
  Services, due in monthly installments
  of $1,099 including interest at 9.0%,
  due November 1996, collateralized by a
  certain bus...........................        10        --
Note payable to Coastal Banc, due in
  monthly installments of $529 including
  interest at 9.0%, due September 1996,
  collateralized by an automobile.......         5        --
                                           --------     ---------
     Total..............................    $  691        $ 963
                                           ========     =========

     Scheduled principal payments on the notes are as follows (in thousands):

1996....................................  $     691
1997....................................        332
1998....................................        196
1999....................................        136
2000....................................        299
                                          ---------
     Total..............................  $   1,654
                                          =========

  CAPITALIZED LEASES

     The Company leases certain buses under three different lease agreements under terms which essentially constitute a purchase of the buses. The lease terms call for monthly payments on each bus. The present values of the required rentals and residual value guarantees have been capitalized and the obligations recorded using the interest rate implicit in the lease. The assets are amortized over their estimated service lives of five to ten years and interest on the outstanding lease obligation is charged to expense during each period.

                      TEXAS BUS LINES, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Following is a schedule of future minimum lease payments (including guaranteed residual value payments) and capitalized lease obligations under capitalized leases as of December 31, 1995 (in thousands):

                                        AMOUNT
                                        ------
Year Ended December 31,
1996.................................   $  874
1997.................................      814
1998.................................      687
1999.................................      687
2000.................................      687
Thereafter...........................    2,507
                                        ------
                                         6,256
Less amounts representing interest at
  8.00% to 12.00%....................    1,720
                                        ------
Total obligations under capital
  leases.............................    4,536
Less current portion.................      541
                                        ------
Long-term obligations under capital
  leases.............................   $3,995
                                        ======

     At December 31, 1995 assets capitalized under lease agreements had a net book value of $5,277,459.

     Based on the borrowing rates currently available to the Company for long-term obligations with similar terms and average maturities, the fair value of the Company's long-term obligations, including current maturities, was $6,195,643 at December 31, 1995.

     Operating expenses for 1995 include $280,773 of interest expense and $305,722 of depreciation expense related to capitalized leases for buses. Operating expenses also include $234,830 of lease expense related to buses under operating leases that were leased from related parties and expired during 1995.

     The Company has an operating lease agreement with a related party for land. The lease is renewable annually and the rental expense of $117,600 for 1995 is included in operating expenses.

     During the year, the Company incurred charter expenses of $23,323 to related parties. As of December 31, 1995 the Company has a net accounts receivable trade balance with affiliates of $159,713. The Company had accounts payable, primarily trade and settlement payment, due to K-T Contract Services, Inc. (a related party) in the amount of $907,238 at December 31, 1995 which was eliminated (see Note 2). The Company also had lease revenues of $121,814 from K-T Contract Services, Inc. (a related party) which were eliminated (see Note
2). Furthermore, the following revenue amounts were earned from affiliates during 1995: Outside services revenue -- $130,748 and charter revenue -- $66,153.

     The Company has entered into certain global agreements with lessors. The agreements with lessors contain requirements concerning financial reporting, minimum cash flow ratios, capital expenditure limits, limits on indebtedness, various administrative requirements and certain other restrictive covenants.

     The Company has an uncollateralized note payable to the stockholder, bearing interest at 9%, due upon demand.

                      TEXAS BUS LINES, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Company has a non-interest bearing, uncollateralized note receivable from the stockholder, due upon demand.

4.  FEDERAL INCOME TAXES

     The provision for federal income taxes are as follows for 1995 (in thousands):

Current..............................  $      73
Deferred.............................        208
                                       ---------
Total................................  $     281
                                       =========

     Deferred income taxes and benefits under SFAS No. 109 are provided between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Temporary differences and the resulting deferred tax assets (liabilities) at December 31, 1995 follow (in thousands):

Depreciable assets...................  $    (214)
Settlement costs (see Note 9)........        217
General business credit
  carryforward.......................        290
Valuation allowance..................       (293)
                                       ---------
Total net deferred asset
  (liability)........................  $  --
                                       =========

     The reconciliation of income tax attributable to continuing operations computed at federal statutory tax rates to income tax expense is (in thousands):

Tax at statutory rates...............  $     572
Net effect of earnings of
  unconsolidated entity..............       (301)
Net effect of extraordinary item (See
  note 9)............................        217
Net effect of write-off of debt......        (79)
Net effect of general business
  credit.............................        (69)
Net effect of alternative minimum tax
  carryforward.......................        (44)
Net effect of net operating loss
  carryforward.......................        (18)
Non-deductible items.................          6
Other................................         (3)
                                       ---------
Total................................  $     281
                                       =========

5.  SUMMARY OF NON-CASH TRANSACTIONS

     Notes payable of $702,316 were incurred to purchase buses. Capital lease obligations totaling $3,247,382 were incurred to purchase buses under various capital leases.

6.  SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

     Cash paid during the year for interest was $443,106.

     Cash paid during the year for income taxes was $114,799.

                      TEXAS BUS LINES, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

7.  CONCENTRATIONS OF RISK

     The Company is subject to the risks associated with the bus business including realizability of costs, although management is not aware of any immediate risk of loss from its significant concentration of business that would, if suddenly eliminated, severely impact operations. The Company's primary operations are in Houston, Texas and about one-half of its revenues are derived from providing airport shuttle operations for Houston's Hobby Airport. The contract expires in 1999 and has two one year options for renewal.

     The Company's unconsolidated subsidiary is subject to the risks associated with the bus business including realizability of costs, although management is not aware of any immediate risk of loss from its significant concentration of business that would, if suddenly eliminated, severely impact operations. The Company's primary operations are in Las Vegas, Nevada and about one-half of its revenues are derived from providing employee shuttle operations under a contract with Reynolds Electrical & Engineering Co., Inc. The contract expires in June 1997.

8.  ADVERTISING EXPENSES

     The Company charges to expense all advertising expenses as incurred. The Company's advertising expenses were approximately $49,535 in 1995.

9.  SETTLEMENT

     At March 7, 1995, the Company, certain related companies (see Note 2), and certain directors (the "Company et al") were named as defendants in a lawsuit asserted by a shareholder. On December 31, 1995, the Company et al entered into a Purchase and Settlement Agreement (the "Agreement") whereby such shareholder agreed to sell her shares of the Company and a related company in exchange for the following settlement consideration on the closing date (January 3, 1996): first, the Company's and a related company's cash payment of $1,000,000 to such shareholder; second, a related Company's delivery to such shareholder of a promissory note in the face amount of $500,000; and third, two related companies agreement to pay such shareholder contingency payments of certain percentages of revenues over certain amounts, with no maximum limit, or the minimum of $300,000 if revenue levels are not achieved.

     As a result of this Agreement, the Company has recorded a payable to a related party in the amount of $500,000 for its share (50%) of the cash payment, which resulted in a $263,638 charge to earnings and the acquisition of treasury stock in the amount of $236,362. The Company recorded a related party payable and a charge to earnings in the amount of $375,000 for its share of the promissory note. The Company has also been relieved of any future payments on a note payable that existed prior to these settlements due to such shareholder and has credited additional paid in capital in the amount of $449,447.

10.  CONTINGENCIES

     The Company has commitments and contingencies including the items described in Note 4 and the future payments described in Note 9 and in the normal course of business which are not considered by management to be likely to result in a material adverse effect on the December 31, 1995 financial position.

11.  RESTATEMENT OF BEGINNING RETAINED EARNINGS

     The Company has restated its beginning retained earnings to correct errors in the prior financial statements.

                      TEXAS BUS LINES, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

12.  SUBSEQUENT EVENTS

     In July 1996, the Company's sole shareholder entered into a letter of intent reaching an agreement in principle to sell all of the outstanding stock of the Company. Another letter of intent was entered into by the Company to sell the Company's 50% investment in K-T Contract Services, Inc. No definitive agreements have been made.

     Both letters of intent are contingent upon conditions including regulatory filings and approvals and certain other matters, and could affect the allocations discussed in Note 9.